                                                                    EXHIBIT 10.1

                           PRODUCT SOURCING AGREEMENT

                                  PSA NO 900622

                    LUCENT TECHNOLOGIES AUSTRALIA PTY LIMITED

                               ABN 44 002 326 687

                                       AND
                           TELSTRA CORPORATION LIMITED

                               ABN 33 051 775 556

                                  12 JULY 2001

                                    CONTENTS

CONTENTS                                                                                       i

SCHEDULES                                                                                    vii

1.  INTERPRETATION                                                                             9

    1.1      Definitions                                                                       9
    1.2      Interpretation                                                                   21
    1.3      Inconsistency between documents comprising agreement                             22

2.  TERM OF AGREEMENT                                                                         23

    2.1      Commencement and expiry                                                          23
    2.2      Renewal                                                                          23
    2.3      Consideration                                                                    23
    2.4      Orders prior to commencement                                                     23
    2.5      Periodic review                                                                  23
    2.6      Quarterly review                                                                 24
    2.7      Enhanced ordering process                                                        24

3.  RESPONSIBILITIES OF THE PARTIES                                                           24

    3.1      Appointment of Lucent                                                            24
    3.2      Role of Lucent                                                                   24
    3.3      EDI                                                                              25
    3.4      Telstra's commitment and discount                                                25

4.  FORECASTING                                                                               26

    4.1      Telstra to give Forecasts                                                        26
    4.2      Forecasts not binding on Telstra                                                 27
    4.3      No reliance                                                                      27
    4.4      No obligation                                                                    27
    4.5      Minimisation of stock                                                            27

5.  ORDERING AND FORMATION OF CONTRACTS                                                       27

    5.1      Purchase Orders                                                                  27
    5.2      Requirements for Purchase Orders                                                 27
    5.3      Ordering Authority                                                               28
    5.4      Lead Time                                                                        28
    5.5      Quantity of Equipment that has been Forecast but exceeding Lucent Capacity       28
    5.6      Quantity of Equipment exceeding Forecast and Lucent Capacity                     29
    5.7      Design Information Sheet                                                         29
    5.8      Request for frequencies                                                          30
    5.9      Formation of Contract and consistency                                            30

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
    5.10     Right of Telstra to cancel a Purchase Order                                      30
    5.11     Carrier arrangements                                                             30
    5.12     Temporary storage and risk for Telstra                                           31
    5.13     Packing and labelling                                                            31

6.  AUSTRALIAN CONTENT                                                                        31

    6.1      Level of Australian Content                                                      31
    6.2      Australian Content                                                               32

7.  EMPLOYEES                                                                                 32

8.  REPORTS                                                                                   32

9.  NEW EQUIPMENT                                                                             33

    9.1      Programme for release                                                            33
    9.2      Approval                                                                         33
    9.3      Specification for New Equipment and testing                                      33
    9.4      Lucent to provide test facilities                                                33
    9.5      Supply of specifications                                                         34
    9.6      Statements, proofs and certificates of compliance                                34
    9.7      Type Approval                                                                    34

10. DOCUMENTATION                                                                             34

    10.1     Manufacturer's Documentation                                                     34
    10.2     Amendment of Specifications                                                      35
    10.3     No relief of responsibility                                                      35

11. TESTING                                                                                   35

    11.1     Functional system testing                                                        35
    11.2     Lucent to invite Telstra to witness testing                                      35
    11.3     Telstra may witness                                                              36
    11.4     Telstra not liable to pay costs                                                  36
    11.5     Remedies for rejected Equipment                                                  36
    11.6     Lucent's and Telstra's responsibilities                                          37
    11.7     No relief of responsibility                                                      37
    11.8     Telstra may test                                                                 37
    11.9     Compliance with Specifications                                                   37
    11.10    Independent Certifier                                                            37

12. TELSTRA DELAY                                                                             38

    12.1     Basis for extension of time                                                      38
    12.2     Application assessment for Telstra Delay                                         38
    12.3     No relief of obligations                                                         38

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
13. FORCE MAJEURE EVENT                                                                       38

14. KEY PERFORMANCE INDICATORS                                                                40

    14.1     Compliance with KPIs and remediation                                             40
    14.2     KPI Reports                                                                      40

15. PASSING OF PROPERTY                                                                       41

16. WARRANTIES                                                                                41

    16.1     Design Defects                                                                   41
    16.2     Design Defect obligations                                                        41
    16.3     Availability of components                                                       41
    16.4     Minimisation of costs regarding Design Defects                                   41
    16.5     Defects                                                                          42
    16.6     Additional obligations regarding Defects                                         42
    16.7     No obligation regarding Defects                                                  43
    16.8     No Defect Found                                                                  44
    16.9     Joint field investigations                                                       44
    16.10    Warranty regarding compatibility                                                 44

17. PRICES                                                                                    44

    17.1     Fixed Contract Prices                                                            44
    17.2     Prices for items not listed                                                      45
    17.3     WBV and WBP                                                                      45
    17.4     Determination of Contract Prices                                                 45
    17.5     Previous Contract Price applicable pending Determination                         45

18. VARIATIONS OF CONTRACT PRICES                                                             46

    18.1     Taxes                                                                            46
    18.2     Changes in Customs Duty                                                          46
    18.3     Dumping and countervailing duty                                                  46
    18.4     Responsibility for variations                                                    47
    18.5     Telstra not liable                                                               47
    18.6     Approval of variations                                                           47
    18.7     Lucent to make application                                                       47
    18.8     Telstra may support                                                              48
    18.9     Lucent to retain records                                                         48
    18.10    Exchange rate variation                                                          48

19. GST                                                                                       49

    19.1     Imposition of GST                                                                49
    19.2     Adjustment of GST subject to Telstra's approval                                  49
    19.3     Reductions in prices to reflect abolition or reduction of Taxes                  49
    19.4     Compliance with the Trade Practices Act                                          50

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
    19.5     Lucent to retain records                                                         50
    19.6     Telstra's GST payment reduced where Lucent has received GST tax credit or
             refund from third party                                                          51
    19.7     Lucent to pay GST where Telstra is providing a taxable supply to Lucent          51

20. INVOICES AND PAYMENT                                                                      52

    20.1     Invoicing information                                                            52
    20.2     Delivery of invoices                                                             52
    20.3     EDI trading agreement                                                            52
    20.4     Payment                                                                          52
    20.5     Late payment                                                                     52

21. ACCESS TO TELSTRA'S FACILITIES AND AUDIT                                                  53

    21.1     Access                                                                           53
    21.2     Terms of access                                                                  53
    21.3     Records and audit                                                                53

22. STRUCTURED FINANCING                                                                      53

23. INTELLECTUAL PROPERTY                                                                     54

    23.1     Price includes all royalties                                                     54
    23.2     Granting of licences                                                             54
    23.3     Third party licences                                                             54
    23.4     Ownership of Lucent Intellectual Property                                        54
    23.5     Infringement                                                                     55
    23.6     Where Third Party Claim made                                                     55
    23.7     Improvements                                                                     55
    23.8     Moral rights                                                                     56
    23.9     Year 2000 Compliance                                                             56

24. CONFIDENTIALITY                                                                           57

    24.1     Confidentiality obligations                                                      57
    24.2     Permitted disclosures                                                            57
    24.3     Disclosure to the Commonwealth                                                   58
    24.4     Return of Confidential Information                                               58
    24.5     Injunctive relief                                                                58
    24.6     Public announcements                                                             58
    24.7     Enforcement                                                                      59

25. REPRESENTATIONS AND WARRANTIES                                                            59

26. INDEMNITY                                                                                 60

    26.1     Indemnity                                                                        60
    26.2     Consequential loss                                                               61

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
    26.3     Limitation of liability                                                          61

27. TERMINATION                                                                               61

    27.1     Right of Telstra to terminate                                                    61
    27.2     Right of Lucent to terminate                                                     62
    27.3     Termination with notice                                                          62
    27.4     Telstra's rights on termination                                                  63
    27.5     Early termination                                                                63
    27.6     Antecedent breaches and obligations                                              63
    27.7     Surviving obligations                                                            64

28. RESOLUTION OF DISPUTES                                                                    64

    28.1     Commitment                                                                       64
    28.2     Dispute notice                                                                   64
    28.3     Good faith discussions                                                           64
    28.4     Mediation                                                                        65
    28.5     Independent expert                                                               65
    28.6     No legal proceedings                                                             66
    28.7     Continuation of obligations                                                      66

29. ASSIGNMENT                                                                                66

    29.1     Assignment requires consent                                                      66
    29.2     Telstra's rights                                                                 66
    29.3     Lucent's rights                                                                  67

30. SUBCONTRACTING                                                                            67

    30.1     Lucent may subcontract with consent                                              67
    30.2     Subcontract must be consistent                                                   67
    30.3     Removal of subcontractor                                                         67
    30.4     Lucent not relieved of obligations                                               67

31. DELEGATION BY TELSTRA                                                                     68

    31.1     Appointment                                                                      68
    31.2     Lucent to deal with agents                                                       68
    31.3     Telstra communications prevail                                                   68

32. SALE OF EQUIPMENT BY TELSTRA                                                              68

33. INSURANCE                                                                                 69

    33.1     Insurance                                                                        69
    33.2     Insurance requirements                                                           70
    33.3     Public liability insurance                                                       70
    33.4     Professional indemnity                                                           71
    33.5     Compliance with insurance policy terms                                           71

    33.6     Registration as employer                                                         71
    33.7     Evidence of insurance                                                            71
    33.8     Condition precedent                                                              71
    33.9     Dealings with Insurers                                                           71

34. OCCUPATIONAL HEALTH AND SAFETY                                                            71

35. NOTICES                                                                                   73

    35.1     Types of notice                                                                  73
    35.2     Addresses                                                                        74
    35.3     Notice takes effect                                                              74
    35.4     Deemed receipt                                                                   74

36. MISCELLANEOUS                                                                             74

    36.1     No partnership                                                                   74
    36.2     Co-operation                                                                     74
    36.3     Severance                                                                        75
    36.4     Variations                                                                       75
    36.5     Waivers                                                                          75
    36.6     Rights cumulative                                                                75
    36.7     Entire agreement                                                                 76
    36.8     Counterparts                                                                     76
    36.9     Compliance with Law                                                              76
    36.10    Law and jurisdiction                                                             76
    36.11    Attorneys                                                                        76
    36.12    Costs                                                                            76
    36.13    Stamp duty                                                                       76
    36.14    Enforcement of indemnities                                                       76
    36.15    To the extent not excluded by law                                                77
    36.16    Notification of conflict of interest                                             77

                                    SCHEDULES

Schedule  1.........................   Agreement Details

Schedule  2.........................   Contract Prices and List of Equipment

Schedule  3.........................   Lucent Capacity

Schedule  4.........................   Sites

Schedule  5.........................   Testing

Schedule  6.........................   Specification for Lucent SWING 3.1

Schedule  7.........................   Packing and Labelling

Schedule  8.........................   Key Performance Indicators

Schedule  9.........................   Deed of Novation and Assumption

Schedule 10.........................   Design Information Sheets

Schedule 11.........................   EDI Trading Agreement

Schedule 12.........................   Variation Form

Schedule 13.........................   Purchase Orders

Schedule 14.........................   Roadmap for New Equipment

                           PRODUCT SOURCING AGREEMENT

DATE 12 July 2001

PARTIES

         LUCENT TECHNOLOGIES AUSTRALIA PTY LIMITED ABN 44 002 326 687 of Level 21, 133 Castlereagh Street, Sydney, New South Wales ("LUCENT")

         AND

         TELSTRA CORPORATION LIMITED ABN 33 051 775 556 of 242 Exhibition Street, Melbourne, Victoria ("TELSTRA")

RECITALS

A. Telstra wants to roll-out a terrestrial base radio system in the Territory to replace the existing DRCS which is now becoming obsolete and, for this purpose, has selected the Equipment offered by Lucent.

B. Telstra also wants to use the Equipment, in addition to replacing the DRCS throughout the Territory, as one of the technology solutions to be provided by Telstra under the Commonwealth Agreement.

C. Lucent has advised Telstra that it has the capacity to provide the Equipment on the terms and conditions of this Agreement. In particular, Lucent has advised Telstra that the Equipment has the capability and functionality as specified in the Specification.

D. Telstra also wants a technology solution that is capable of enhancement and modification throughout the life of the solution. Lucent has represented to Telstra that, while the Equipment can be used initially to provide analogue interface to the PSTN, the Equipment can be enhanced to provide digital interface to the PSTN and thereby increase both the data communication speed available to customers and the number of customer connections.

E. Telstra has selected Lucent to provide the Equipment on the terms and conditions set out in this Agreement so that Telstra is able to replace the existing DRCS throughout the Territory and otherwise achieve the requirements of Telstra set out in this Agreement.

F. Lucent has agreed with Telstra that it will provide Telstra with the Equipment on the terms and conditions set out in this Agreement.

OPERATIVE PROVISIONS

1.       INTERPRETATION

1.1      DEFINITIONS

         The following definitions apply in this Agreement, unless the contrary intention appears:

         "ACDC" means the Australian Commercial Disputes Centre.

         "ACDC MEDIATION GUIDELINES" means the mediation guidelines published by the ACDC and which are in force from time to time.

         "ADJUSTMENT NOTE" means a document that complies with the requirements relating to adjustment notes set out in the Goods and Services Tax Act and any regulations made in relation thereto and GST ruling "GSTR2000/1-adjustment notes" (as amended or replaced from time to time). Any Adjustment Note issued to Telstra pursuant to this Agreement must include (without limitation):

         (a)      the words "Adjustment Note" stated prominently;

         (b)      the name and ABN of Lucent;

         (c)      Telstra's name and either Telstra's ABN or Telstra's address;

         (d)      the date of issue of the Adjustment Note;

         (e) the difference between the price of the supply or supplies before the adjustment event and the new price of the supply or supplies;

         (f)      a brief explanation of the reason for the adjustment; and

         (g) the amount of the adjustment to the GST payable or a statement to the effect that the difference in the price of the taxable supply or supplies includes GST.

         Lucent acknowledges that it has agreed to include all of this information in every Adjustment Note issued to Telstra pursuant to this Agreement notwithstanding that Lucent may not always have an obligation to provide all of this information in every Adjustment Note pursuant to the provisions of the Goods and Services Tax Act.

         "AGREEMENT" means the agreement between the parties constituted by:

         (a)      the General Terms and Conditions; and

         (b)      the Schedules.

         "APPLICABLE PERIOD" has the meaning given in clause 17.5.

         "AUSTRALIAN CONTENT" means the Australian content of any Equipment as determined in accordance with clause 6.

         "AUSTRALIAN STANDARDS" means the standards published from time to time by the Standards Association of Australia.

         "BUSINESS DAY" means:

         (a) subject to paragraphs (b) and (c) of this definition, a day other than a Saturday, Sunday or public holiday in the Australian jurisdiction in which the obligation is to be performed;

         (b) for the purposes of clause 35, a day other than a Saturday, Sunday or public holiday in Melbourne, Victoria; and

         (c) for the purposes of Schedule 8, a day other than a Saturday, Sunday or public holiday in Sydney, New South Wales.

         "CARRIER" means the person specified in item 16 of Schedule 1, or its replacement as notified in writing from time to time by Telstra to Lucent.

         "COMMENCEMENT DATE" means the date specified in item 1 of Schedule 1.

         "COMMONWEALTH" means the Commonwealth of Australia.

         "COMMONWEALTH AGREEMENT" means the agreement dated 1 June 2001 entered into by the Commonwealth and Telstra for the provision of untimed local calls and other services in the Extended Zones.

         "CONFIDENTIAL INFORMATION" of a party means all information, know-how, ideas, concepts, technology, manufacturing processes, industrial, marketing and commercial knowledge of a confidential nature (whether in a tangible or intangible form) relating to or developed in connection with or in support of the business, products, services, sales, marketing or technical operations of that party and includes the contents of this Agreement (and any matter concerned with or arising out of this Agreement), but does not include:

         (a) information which is in the public domain, other than through a breach of a duty of confidence;

         (b) information rightfully received by the other party from a third person who is under no obligation of confidentiality to the disclosing party and who has not obtained that information either directly or indirectly as a result of a breach of any duty of confidence owed to the disclosing party; or

         (c) information which has been independently developed by the other party.

         "CONTRACT" has the meaning given in clause 5.9.

         "CONTRACT PRICE" means in relation to an item of Equipment for which a Purchase Order is placed during:

         (a) the first 12 month period of the Initial Period, the price of that item of Equipment as specified in Schedule 2, and varied as expressly permitted under this Agreement; and

         (b) each subsequent 12 month period of the Initial Term and for the Subsequent Period (if any), the price determined in accordance with clause 17.4, and varied as expressly permitted under this Agreement.

         "CONTRACT PURPOSES" means:

         (a) the performance of Telstra's obligations under this Agreement or a Contract;

         (b) in relation to Hardware, the use, modification, adaptation, development, maintenance, repair or enhancement of the Hardware;

         (c)      in relation to Software, the use of the Software;

         (d) specifying facilities, performance, or interface requirements for the items of Equipment in requests for tenders for the supply of related items of equipment to Telstra or to enable the interface of any equipment, hardware or software to the Equipment to the extent required to operate the items of Equipment in Telstra's telecommunications network; and

         (e) the exercise by Telstra of any of its rights under this Agreement or a Contract.

         "DATE FOR LOADING" means, in relation to items of Equipment the subject of a Purchase Order:

         (a)      the date specified in that Purchase Order;

         (b) such other date determined in accordance with clauses 5.5 or 5.6; or

         (c) such other date determined in accordance with clauses 12 or 13,

         when those items of Equipment must be ready for Loading.

         "DEED OF ASSUMPTION AND NOVATION" means the deed to be entered into by Telstra, Lucent and NDC, substantially in the form of the document set out in Schedule 9, on or about the same day as the Commencement Date pursuant to which NDC is given the right to issue Purchase Orders under this Agreement.

         "DEFECT" means:

         (a) any fault, failure, degradation, deficiency, error or non-conformance of an item of Equipment;

         (b) any non-conformance of an item of Equipment with the Specification;

         (c) any functionality or performance of an item of Equipment below or not in accordance with the Specification; or

         (d) any partial performance or non-performance of an item of Equipment not in accordance with the Specification.

         "DESIGN DEFECT" means a design defect in an item of Equipment which:

         (a) results in a continuing pattern of recurrent failures of the same type, and which is not due to the normal wear and tear of that item of Equipment, or use of that item of Equipment not in accordance with the Specification and falls outside the incidence of random failures for that item of Equipment; or

         (b) results in the misoperation or failure of that item of Equipment.

         "DESIGN INFORMATION SHEET" means the document to be provided by Telstra to Lucent, containing the information required by Lucent, in the form set out in Schedule 10.

         "DESIGN WARRANTY PERIOD" means:

         (a) subject to paragraph (b) of this definition, in relation to an item of Equipment, 5 years commencing from the Date for Loading for that item of Equipment; and

         (b) in relation to a Replacement Item, 5 years commencing from the day Lucent makes that Replacement Item available to Telstra in accordance with clause 16.

         "DISCLOSING PARTY" means a party which discloses, communicates or gives access to its Confidential Information to the other party.

         "DISPUTE" has the meaning given in clause 28.1.

         "DISPUTE NOTICE" has the meaning given in clause 28.2.

         "DOCUMENTATION" means the documentation or manuals for the Equipment set out in Schedule 2 to be provided by Lucent to Telstra under this Agreement or any Contract.

         "DRCS" means Digital Radio Concentrator System.

         "EDI" means the computer to computer exchange of structured messages in standardised form via open communications networks.

         "EDI TRADING AGREEMENT" means the agreement to be entered into by Telstra and Lucent governing electronic data interchange between the parties, substantially in the form set out in Schedule 11.

         "ENDORSED SUPPLIER" means a supplier who has been endorsed as such by the Commonwealth Department of Finance and Administration in accordance with the endorsed supplier arrangements criteria that the Department publishes from time to time.

         "EQUIPMENT":

         (a) means Hardware, Software, SWING Network Manager, Documentation and the other items specified in Schedule 2, to be supplied by Lucent pursuant to a Contract; and

         (b) unless the context expressly provides otherwise, includes New Equipment and Replacement Items.

         "EXTENDED ZONES" means the geographic area in Australia:

         (a) in which Telstra provides services which are described as Extended Zone Services;

         (b) which would be categorised as an Extended Zone, if a new service in that zone would be classified as an Extended Zone Service by application of the allocation rules regarding location of customers as agreed between Telstra and the Commonwealth from time to time; and

         (c)      which is not a Standard Zone.

         "EXTENDED ZONE SERVICE" means any service described as an Extended Zone Service in Telstra's standard form of agreement with a customer.

         "EXTENSION OF TIME" has the meaning given in clause 13(c).

         "FORECAST" has the meaning given in clause 4.1.

         "FORECAST DATE" has the meaning given in clause 4.1.

         "FORCE MAJEURE EVENT" means an event or circumstance that is beyond the reasonable control of Lucent and adversely affects, or is reasonably likely to adversely affect, the ability of Lucent to meet its obligations under this Agreement, being any one or more of the following:

         (a) industrial conditions (being industrial disputes not confined to Lucent or its subcontractors or equipment and material suppliers);

         (b) continuous inclement weather (being continuous inclement weather at any site for more than 3 days constituted by rain greater than 50 mm over the 3 day period);

         (c) rain in areas with reactive clay soils (also known as "black soil") which prevents 4 wheel drive vehicle and machinery access necessary for Lucent to comply with its obligations under this Agreement;

         (d) a latent condition (including, without limitation, any underground obstruction such as rock or facility, eg pipe, not correctly marked on plans - provided reasonable actions were taken by Lucent to locate any such latent condition within the area);

         (e) a change in Law (being a change that directly affects the time to undertake site surveys, or receive approvals or land clearances, or results in significant changes in design and construction practices);

         (f) the act of any Governmental Agency (including, without limitation, refusal or revocation of a licence or consent);

         (g)      embargo, power or water shortage;

         (h) a fire ban (being a ban that prevents the use of vehicles or equipment (eg welding equipment) necessary for Lucent to comply with its obligations under this Agreement);

         (i) a delay in the granting of access under the Telecommunications Act 1997 (Cth) due to an appeal by a land owner to the Australian Communication Authority pursuant to the Australian Communications Authority Act 1999 (Cth);

         (j) any change in technical or industrial standards (ie that results in a significant change in the planned design and construction);

         (k) vehicle wash down either at the request of the relevant landowner or a Governmental Agency (eg required to prevent the spread of an infectious livestock disease or noxious weed);

         (l) inability to obtain access to any site or facility by reason of any Law or action taken by any person (including, without limitation, any native title claim);

         (m) where access to any site or facility would expose any person to danger or otherwise be contrary to occupational health and safety requirements;

         (n) a catastrophic event (eg fire, explosion, flood, cyclone, crash) that delays the delivery of equipment or material necessary for Lucent to comply with its obligations under this Agreement provided no available stock or suitable alternative product is available; or

         (o) any other event or circumstance which, in the reasonable opinion of Telstra, would constitute an event which is beyond the reasonable control of Lucent.

         "GENERAL TERMS AND CONDITIONS" means clauses 1 to 36 inclusive, but excludes the Schedules.

         "GOODS AND SERVICES TAX ACT" means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

         "GOVERNMENTAL AGENCY" means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity.

         "GST" means the tax imposed by the Goods and Services Tax Act.

         "HARDWARE" means all physical items of the Equipment, including any hardware, equipment and firmware, and any operating system which is installed on such items of Equipment.

         "INDEPENDENT CERTIFIER" means the independent certifier appointed by the Commonwealth and Telstra under the Commonwealth Agreement for the purpose of certifying the delivery of technology solutions by Telstra under the Commonwealth Agreement.

         "INDEPENDENT EXPERT" means:

         (a) a person who is appropriately qualified to decide a dispute of a technical nature agreed by the parties; and

         (b) if the parties cannot agree, a person nominated by the President of the Institute of Arbitrators and Mediators Australia (Victorian Chapter).

         "INITIAL REPORT" has the meaning given in clause 8(a)(i).

         "INITIAL TERM" means the period specified in item 2 of Schedule 1.

         "INSOLVENCY EVENT" means the happening of any of these events:

         (a) an application is made to a court for an order or an order is made that a body corporate be wound up;

         (b) an application is made to a court for an order appointing a liquidator or provisional liquidator in respect of a body corporate, or one of them is appointed, whether or not under an order;

         (c) except to reconstruct or amalgamate while solvent, a body corporate enters into, or revolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any of them;

         (d) a body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate while solvent or is otherwise wound up or dissolved;

         (e)      a body corporate is or states that it is insolvent;

         (f) as a result of the operation of section 459F(1) of the Corporations Law, a body corporate is taken to have failed to comply with a statutory demand;

         (g) a body corporate is or makes a statement from which it may be reasonably deduced by a party that the body corporate is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Law;

         (h) a body corporate takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation or an administrator is appointed to a body corporate;

         (i) a person becomes an insolvent under administration as defined in section 9 of the Corporations Law or action is taken which could result in that event; or

         (j) anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction.

         "INSURANCE POLICIES" means the insurance policies referred to in clauses 33.1 and 33.2.

         "INTEGRATION AND CONNECTION KITS" means the items of Equipment identified in Schedule 2 with the Lucent codes 800, 803, 804 and 806.

         "INTELLECTUAL PROPERTY RIGHTS" means all rights conferred by statute, common law or equity in or in relation to:

         (a) inventions, tools, discoveries and novel designs, whether or not registered or registrable as patents or designs, including developments or improvements of equipment, circuit layouts, products, technology, processes, methods or techniques;

         (b) copyright (including future copyright) throughout the world in all literary works, artistic works, computer software, and any other works or subject matter in which copyright subsists and may in the future subsist;

         (c)      confidential information and trade secrets; and

         (d)      trade and service marks (whether registered or unregistered).

         "IP MATERIAL" has the meaning given in clause 23.8.

         "KPIs" means the key performance indicators set out in column 2 of
         Schedule 8.

         "KPI REPORTS" has the meaning given in clause 14.2(a).

         "LAW" includes rules of common law, principles of equity, statutes, regulations, proclamations, ordinances, by-laws, rules, regulatory principles and requirements, mandatory codes of conduct, writs, orders, injunctions and judgments.

         "LEAD TIME" means the time specified in item 8 of Schedule 1, commencing from the date on which a Purchase Order is received by Lucent.

         "LOADING" means that:

         (a) the items of Equipment the subject of a Purchase Order are ready for collection by the Carrier; and

         (b) in the case of any System the subject of a Purchase Order, the System is ready for collection by the Carrier.

         "LUCENT CAPACITY" means the capacity detailed in Schedule 3.

         "LUCENT CONTRACT ADMINISTRATOR" means the person specified in item 5 of
         Schedule 1, or his or her replacement as notified in writing from time to time by Lucent to Telstra.

         "LUCENT DELEGATE" means the person specified in item 15 of Schedule 1, or his or her replacement as notified in writing from time to time by Lucent to Telstra.

         "LUCENT INTELLECTUAL PROPERTY" means any Intellectual Property Rights of Lucent or its subcontractors, whether existing as at the Commencement Date, or created thereafter, in or in relation to Material, the items of Equipment and Systems, the exercise of which is necessary for Contract Purposes.

         "LUCENT PURCHASING OFFICER" means the person specified in item 17 of
         Schedule 1, or his or her replacement as notified in writing from time to time by Lucent to Telstra.

         "MATERIAL" means material in any form, including Documentation, reports, products, equipment, information, Hardware, data, Software, software tools and software development methodologies.

         "MONTHLY REPORT" has the meaning given in clause 8.

         "NDC" means Network Design and Construction Limited ABN 64 086 174 781.

         "NEW EQUIPMENT" means:

         (a) any functionality not included in the Specification and not described as a new release of the Equipment or, subject to paragraph (c) of this definition, proposed as an improvement of the Equipment by Lucent;

         (b) any new item of equipment ordered by Telstra under this Agreement that is not specified in Schedule 2 as at the Commencement Date; and

         (c) modifications and enhancements to items of Equipment provided under this Agreement including those specified in column 1 of
                  Schedule 14.

         "NEW TAX SYSTEM CHANGES" has the same meaning as in the A New Tax System (Trade Practices Amendment) Act 1999 (Cth).

         "NO DEFECT FOUND" means an item of Equipment returned to Lucent in accordance with clause 16.6 which Lucent has tested and found, as a result of that testing, to have no Defect.

         "NOTICE" has the meaning given in clause 35.1.

         "ORDERING AUTHORITY" means any one or more of the persons specified in item 4 of Schedule 1, or any other person notified in writing from time to time by Telstra to Lucent.

         "ORDERING PERIOD" has the meaning given in clause 3.4(a).

         "PERFORMANCE INDICATOR RIGHTS" means the rights set out in column 3 of
         Schedule 8.

         "PERIOD" has the meaning given in clause 13(c).

         "PROGRAM" means a computer program (as defined in the Copyright Act 1968 (Cth)) in any material form (including firmware or any computer programs embodied in integrated circuits or other computer chips) together with all associated manuals and documentation.

         "PSTN" means the Public Switched Telephone Network.

         "PURCHASE ORDER" means an order Telstra places with Lucent under this Agreement for the supply of an item of Equipment.

         "RECIPIENT" means the party which receives or is given access to Confidential Information from or by the other party.

         "RECIPIENT CREATED TAX INVOICE" has the same meaning as in the Goods and Services Tax Act.

         "REMEDIAL PLAN" has the meaning given in clause 14(c)(i).

         "REPLACEMENT ITEM" has the meaning given in clause 16.6.

         "REPLACEMENT TURNAROUND TIME" means:

         (a) in relation to a Design Defect, the period specified in item 11 of Schedule 1; and

         (b)      in relation to a Defect, the period specified in item 12 of
                  Schedule 1.

         "REVIEW DATE" has the meaning given in clause 17.4.

         "SCHEDULE" means a Schedule to the General Terms and Conditions, but does not include the General Terms and Conditions.

         "SITE" means a location specified in Schedule 4, or such other location agreed by the parties.

         "SOFTWARE" means any software or Program in any material form embedded in any application specific integrated circuit or other electronic components of the Hardware.

         "SPARES" means the items of Equipment listed under the heading "Product Description" as "Spares" in Schedule 2.

         "SPECIFICATIONS" means any document, specification or standard specified and included in Schedule 6 which sets out the technical, functional, environmental or other requirements or conditions relating to any item of Equipment and/or System (as the case may be) or any addition or variation to the Specifications agreed in writing by the parties pursuant to a Variation Form.

         "STANDARD ZONE" has the meaning given in the Telecommunications Act 1997 (Cth).

         "SUBSEQUENT TERM" means, if clause 2.2 applies, the period of 12 months commencing on the day after the date the Initial Term expires.

         "SWING NETWORK MANAGER" means the items of Equipment listed under the heading "Product Description" as "Station, SNM" in Schedule 2.

         "SWING" means Subscriber Wireless Integrated Network Gateway.

         "SYSTEM" means a telecommunications transmission system comprising some of the items of Equipment (but excluding civil infrastructure including air-conditioning, shelters and power).

         "TAX INVOICE" means a document that complies with the requirements relating to Tax Invoices set out in the Goods and Services Tax Act and any regulations made in relation thereto.

         "TAXES" means taxes, duties or charges other than GST, or any tax on Telstra's income.

         "TELSTRA CONTRACT ADMINISTRATOR" means the person specified in item 3 of Schedule 1, or his or her replacement as notified in writing from time to time by Telstra to Lucent.

         "TELSTRA DELAY" means:

         (a) an actual or impending delay by Telstra in the performance of its obligations under this Agreement, or the suspension or cancellation by Telstra of access to Telstra's premises, equipment or resources, or a failure by Telstra to perform its obligations under this Agreement; or

         (b)      a delay caused by any activity that falls within clause
                  11.10(a).

         "TELSTRA DELEGATE" means the person specified in item 14 of Schedule 1, or his or her replacement as notified in writing from time to time by Telstra to Lucent.

         "TELSTRA INVOICE MANAGER" means the person specified in item 13 of
         Schedule 1, or his or her replacement as notified in writing from time to time by Telstra to Lucent.

         "TELSTRA SITE CONTACT" means the person specified in item 9 of Schedule 1, or his or her replacement as notified in writing from time to time by Telstra to Lucent.

         "TERRITORY" means Australia.

         "TEST PERIOD" has the meaning given in clause 11.2(a)(i).

         "THIRD PARTY CLAIM" has the meaning given in clause 23.5.

         "TYPE APPROVAL" has the meaning given in clause 9.7.

         "VARIATION FORM" means the document in the form set out in Schedule 12.

         "WARRANTY PERIOD":

         (a) in relation to an item of Equipment, means 12 months commencing from the Date for Loading for that item of Equipment;

         (b) in relation to a Replacement Item, means 12 months commencing from the day that Replacement Item is made available to Telstra in accordance with clause 16; and

         (c) in relation to an item of New Equipment, means 12 months commencing from:

                  (i)      the Date for Loading for that item of New Equipment;
                           or

                  (ii) in relation to an item of New Equipment specified in column 1 of Schedule 14, the day that item of New Equipment is made available by Lucent for collection by or on behalf of Telstra.

         "WBP" means world's best practice regarding process, procedures, cost, performance and time to market.

         "WBV" means world's best value regarding price, performance and time to market.

         "WOOD-CRATE PACKING" means the packing of a System in accordance with item 10 of Schedule 7.

         "YEAR 2000 COMPLIANT" means in respect of a System, any item of Equipment or Material, that:

         (a) the System, item of Equipment or Material can correctly process Year 2000 dates, dates pre, trans and post year 2000, and dates ending in 99, 00, or 01 (and that Lucent can provide test cases, and both expected and actual results, to prove this);

         (b) the System, item of Equipment or Material correctly processes Year 2000 as a leap year;

         (c) the System, item of Equipment or Material continues to properly operate and function pre, trans and post Year 2000;

         (d) the System, item of Equipment or Material will not be adversely affected by the date transition to Year 2000;

         (e) the System, item of Equipment or Material continues to be compatible with any other product or material which Lucent supplies or has supplied to Telstra; and

         (f) when required by Telstra, the System, item of Equipment or Material has been tested in accordance with Telstra's generic Year 2000 compliance documentation suite (documents YN03, YN04, YN05, YN06 and YN07) and test results have been recorded and stored and will be made available to Telstra upon request.

1.2      INTERPRETATION

         In this Agreement and any Contract, unless the contrary intention appears:

         (a)      the singular includes the plural and vice versa;

         (b) a reference to this Agreement, a Contract, an agreement or other instrument, includes any variation or replacement of any of them;

         (c)      a reference to:

                  (i) a clause is a reference to a clause of the General Terms and Conditions;

                  (ii) a table, Schedule, attachment or appendix is a reference to a table of, or Schedule, attachment or appendix to, the General Terms and Conditions; and

                  (iii)    an item is a reference to an item of a Schedule;

         (d) a reference to any handbook, Documentation or document is a reference to the latest agreed version of that handbook, Documentation or document;

         (e) a reference to a person includes a reference to a natural person, a partnership, a firm, a body corporate, a joint venture, an unincorporated association or an authority as well as a reference to the person's, executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and permitted assigns;

         (f) a reference to a position, body, or authority of or within Telstra includes:

                  (i) a reference to any position, body or authority which replaces; or

                  (ii)     supersedes it or takes over its duties;

         (g) no provision of this Agreement will be construed adversely to a party solely on the ground that the party drafted this Agreement or any clause or Schedule of it;

         (h) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it, and consolidations, amendments, re-enactments, or replacements of any of them;

         (i) a reference to an agreement other than this Agreement includes an undertaking, agreement or legally enforceable arrangement or understanding whether or not in writing;

         (j) where a term or condition of this Agreement or any Contract applies to or refers to two or more persons, it will be construed as applying to all of those persons jointly and each of them severally;

         (k) a reference to a "related body corporate" of a body corporate is to a body corporate which is related to that body corporate within the meaning of section 50 of the Corporations Law;

         (l) a right or power of Telstra or Lucent under this Agreement or any Contract may be exercised on behalf of Telstra or Lucent respectively by the Telstra Contract Administrator and the Lucent Contract Administrator respectively, their delegates or any person authorised by them to do so;

         (m) headings, bolding, and italics are inserted for convenience and do not affect interpretation;

         (n)      a reference to any gender includes all genders;

         (o) a reference to an accounting term is to be interpreted in accordance with accounting standards under the Corporations Law, Schedule 5 to the Corporations Regulations, and, when not inconsistent with those accounting standards or that Schedule, generally accepted accounting principles and practices applied from time to time in Australia;

         (p) if a period of time is specified and the period dates from the given day or the day of an act or event, it is to be calculated exclusive of that day;

         (q)      a reference to a month is a reference to a calendar month;

         (r) a reference to a quarter is a reference to any consecutive 3 month period;

         (s) where a word or phrase is specifically defined other parts of speech or grammatical forms of that word or phrase have a corresponding meaning;

         (t) a reference to a thing (including any amount) is a reference to the whole and each part of it;

         (u) the expressions "taxable supply", "GST free supply" and "input taxed supply" have the same meanings as in the Goods and Services Tax Act;

         (v) if an example is given of any thing (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing; and

         (w)      a reference to "$" is a reference to Australian dollars.

1.3      INCONSISTENCY BETWEEN DOCUMENTS COMPRISING AGREEMENT

         (a)      If there is an inconsistency between:

                  (i)      the General Terms and Conditions;

                  (ii)     a Schedule; and

                  (iii)    a document expressly incorporated by reference in:

                           (A)      the General Terms and Conditions; or

                           (B)      a Schedule,

                  the order of precedence between them will be the order listed above.

         (b) Subject to clause 5.9(b), if there is an inconsistency between:

                  (i)      this Agreement;

                  (ii)     any Contract formed under this Agreement; and

                  (iii)    any Purchase Order issued under this Agreement,

                  the order of precedence between them will be the order listed above.

2.       TERM OF AGREEMENT

2.1      COMMENCEMENT AND EXPIRY

         This Agreement commences on the Commencement Date and continues in force for the Initial Term, unless terminated earlier in accordance with this Agreement or at Law, or extended under clause 2.2.

2.2      RENEWAL

         Telstra may, by giving at least 6 months' notice in writing to Lucent before the expiry of the Initial Term, extend the term of this Agreement for a Subsequent Term on the same terms and conditions contained in this Agreement.

2.3      CONSIDERATION

         In consideration of receiving $10 from Telstra, Lucent agrees to provide the items of Equipment to Telstra pursuant to Contracts on the terms and conditions set out in this Agreement.

2.4      ORDERS PRIOR TO COMMENCEMENT

         Purchase orders placed prior to execution of this Agreement as specifically set out in Schedule 13 have been accepted by Lucent and are deemed to have been given under this Agreement and subject to all of its terms and conditions.

2.5      PERIODIC REVIEW

         Either the Telstra Contract Administrator or the Lucent Contract Administrator, as the case may be, may from time to time, but no more frequently than once a month, request a meeting of the parties by giving 2 Business Days' notice to the other party to discuss and review the manner and extent to which Lucent and Telstra are complying with their respective obligations under this Agreement and any Contract.

2.6      QUARTERLY REVIEW

         Commencing from the anniversary of the Commencement Date the Telstra Contract Administrator and the Lucent Contract Administrator must meet each quarter to discuss (among other things):

         (a)      the performance of Lucent and Telstra under this Agreement;

         (b)      the performance of Lucent under any Contract;

         (c)      the testing regime set out in this Agreement;

         (d)      pricing under this Agreement; and

         (e)      forecasting,

         for the purpose of (among other things) determining whether or not a variation to this Agreement is required.

2.7      ENHANCED ORDERING PROCESS

         Without limiting clause 2.5, Lucent must negotiate with Telstra in good faith with a view to further streamlining the ordering and delivery processes under this Agreement. These negotiations must address, without limitation, the following subject areas:

         (a)      development of an enhanced EDI ordering and invoice system;

         (b)      Lucent stock holdings for materials and equipment; and

         (c)      alternative delivery locations.

3.       RESPONSIBILITIES OF THE PARTIES

3.1      APPOINTMENT OF LUCENT

         Telstra appoints Lucent, and Lucent accepts the appointment, as a non-exclusive supplier of the items of Equipment.

3.2      ROLE OF LUCENT

         Lucent must:

         (a) supply the items of Equipment to Telstra free from encumbrances and otherwise in accordance with the relevant Contract and this Agreement;

         (b) ensure that the items of Equipment comply with all relevant Australian Laws and Australian Standards or, where no Australian Standards are applicable, all relevant Australian industry standards;

         (c) cooperate with Telstra to manage the ordering and forecasting procedures specified in this Agreement;

         (d) ensure it makes ready for Loading the items of Equipment that are the subject of a Purchase Order by the relevant Date for Loading and otherwise ensures that those items of Equipment meet the requirements of the relevant Contract and this Agreement; and

         (e) notify Telstra as to the likely obsolescence of any item of Equipment the subject of a Forecast, prior to receiving any Purchase Order under clause 5, and, where possible, recommend to Telstra alternative items of equipment.

3.3      EDI

         Lucent and Telstra will conduct ordering, invoicing and payment under this Agreement in accordance with the EDI Trading Agreement once the EDI Trading Agreement is executed by the parties.

3.4      TELSTRA'S COMMITMENT AND DISCOUNT

         (a) Lucent agrees that Telstra is entitled to a 10% discount on the Contract Price for all items of Equipment (with the exception of those items of Equipment identified in Schedule 2 with the Lucent code numbers 400 and 401) that are the subject of Purchase Orders, subject to Telstra issuing Purchase Orders which have a Date for Loading that falls before or on 30 September 2002 ("ORDERING PERIOD") for a total value of $42 million (such value being inclusive of the value of purchase orders the subject of clause 2.4, and also inclusive of the value of Purchase Orders issued by NDC in accordance with the Deed of Novation and Assumption).

         (b) If Telstra does not issue Purchase Orders which have a Date for Loading that falls within the Ordering Period for a total value of $42 million (such value being inclusive of the value of purchase orders the subject of clause 2.4, and also inclusive of the value of Purchase Orders issued by NDC in accordance with the Deed of Novation and Assumption) Telstra will pay to Lucent at the end of the Ordering Period a sum representing the difference between:

                  (i) the amount that would have been payable had the 10% discount not applied (that is, the Contract Price); and

                  (ii) the actual amount paid by Telstra (that is, the Contract Price less 10% of that Contract Price),

                  for each item of Equipment the subject of a Purchase Order issued by Telstra which has a Date for Loading that falls within the Ordering Period (including each item of Equipment the subject of a purchase order that falls within clause 2.4).

         (c) If Telstra issues Purchase Orders which have a Date for Loading that falls within the Ordering Period for a total value of $42 million (such value being inclusive of the value of the purchase orders the subject of clause 2.4, and also inclusive of the value of Purchase Orders issued by NDC in accordance with the Deed of Novation and Assumption), Telstra will, in respect of any additional item of Equipment the subject of a Purchase Order received by Lucent from Telstra under this Agreement, or issued by NDC in accordance with the Deed of Novation and Assumption, for the remainder of the term of this Agreement, pay an amount representing the Contract Price less 10% of that Contract Price for that item of Equipment.

4.       FORECASTING

4.1      TELSTRA TO GIVE FORECASTS

         (a)      Telstra will use reasonable efforts:

                  (i)      within 1 week of the Commencement Date; and

                  (ii) by the last day of each month during the remainder of the term of this Agreement,

                  (each date being a "FORECAST DATE") to give to Lucent a no obligation forecast ("FORECAST") estimating either:

                           (A) the number of Systems likely to be required by Telstra; and

                           (B) the likely quantity of items of Equipment that is to comprise each System referred to in clause 4.1(a)(ii)(A); and

                           (C) using the form set out in item 7 of Schedule 1, the likely frequency bands for each item of Equipment referred to in clause 4.1(a)(ii)(B); or

                           (D) the number of items of Equipment likely to be required by Telstra; and

                           (E) using the form set out in item 7 of Schedule 1, the likely frequency bands for each item of Equipment referred to in clause 4.1(a)(ii)(D);

                           in the 6 month period commencing after the Forecast Date.

         (b) Each Forecast given under clause 4.1(a) must exclude Systems the subject of a Contract.

         (c) As soon as Telstra becomes aware of any material inaccuracy in a Forecast, Telstra will, within a reasonable time of becoming aware of that material inaccuracy but in any case no later than the next Forecast issued by Telstra under this clause 4.1, update and correct that material inaccuracy.

4.2      FORECASTS NOT BINDING ON TELSTRA

         While Forecasts will be made by Telstra in good faith, and will constitute Telstra's best estimate at that time of its likely requirements, Lucent acknowledges that Forecasts are given for general guidance only, do not oblige Telstra to purchase the items of Equipment forecast and do not constitute a representation of the items of Equipment which will be required by Telstra.

4.3      NO RELIANCE

         Without limiting clause 4.2, Lucent agrees it will not place any reliance upon Forecasts given by Telstra to Lucent under clause 4.1.

4.4      NO OBLIGATION

         Nothing in this Agreement, including without limitation the content of any Forecast, obliges Telstra to place any Purchase Order or order or purchase any item of Equipment from Lucent other than pursuant to purchase orders referred to in clause 2.4, or any Contract.

4.5      MINIMISATION OF STOCK

         The parties will negotiate in good faith to jointly develop an ordering profile designed to minimise the stock of Equipment held by Lucent on the expiry of this Agreement.

5.       ORDERING AND FORMATION OF CONTRACTS

5.1      PURCHASE ORDERS

         (a) A Purchase Order and a completed Design Information Sheet is required to order any item of Equipment under this Agreement.

         (b) If Telstra places Purchase Orders with Lucent, it must do so in accordance with and subject to this Agreement.

         (c) Where a Purchase Order and a completed Design Information Sheet is not submitted by Telstra pursuant to the EDI Trading Agreement, the Ordering Authority must submit the Purchase Order and the completed Design Information Sheet to the Lucent Purchasing Officer.

5.2      REQUIREMENTS FOR PURCHASE ORDERS

         A Purchase Order must specify:

         (a)      the reference number of this Agreement;

         (b)      the Purchase Order number;

         (c) a description of each item of Equipment ordered, including the item number;

         (d)      the quantity of each item of Equipment;

         (e)      no more than one System (if any);

         (f) at the discretion of Telstra, whether the System (if any) requires Wood-Crate Packing;

         (g) at the discretion of Telstra, the number of Integration and Connection Kits;

         (h)      at the discretion of Telstra, the number of Spares;

         (i) the place where the items of Equipment are to be installed by or on behalf of Telstra, and the arrangements for the collection by the Carrier of those items of Equipment from Lucent on the Date for Loading;

         (j)      the Date for Loading;

         (k)      the Contract Price; and

         (l)      the invoice address.

5.3      ORDERING AUTHORITY

         A Purchase Order may only be given to Lucent by an Ordering Authority and Lucent agrees only to accept and act on Purchase Orders given by an Ordering Authority.

5.4      LEAD TIME

         The Ordering Authority must not specify a Date for Loading in any Purchase Order within a period less than the Lead Time, unless otherwise agreed in writing by Lucent.

5.5      QUANTITY OF EQUIPMENT THAT HAS BEEN FORECAST BUT EXCEEDING LUCENT
         CAPACITY

         If a Purchase Order specifies a quantity of Equipment and/or number of Systems that exceeds the Lucent Capacity but which has been Forecast Lucent must:

         (a) for that quantity of Equipment and/or number of Systems that meets the Lucent Capacity, make that quantity of Equipment and/or number of Systems ready for Loading by the Date for Loading specified in that Purchase Order;

         (b) for that quantity of Equipment and/or number of Systems that exceeds the Lucent Capacity by an amount of up to or equal to 50% of the Lucent Capacity, make that quantity of Equipment and/or number of Systems ready for Loading:

                  (i) by the Date for Loading specified in the Purchase Order subject to the parties (acting reasonably) agreeing a variation to the testing regime specified in Schedule 5 for that quantity of Equipment and/or number of Systems; or

                  (ii) if no agreement is reached under clause 5.5(b)(i), on a date to be agreed by the parties (acting reasonably); and

         (c) for that quantity of Equipment and/or number of Systems that exceeds the Lucent Capacity by an amount greater than 50% of the Lucent Capacity, make that quantity of Equipment and/or number of Systems ready for Loading on a date to be agreed by the parties (acting reasonably).

5.6      QUANTITY OF EQUIPMENT EXCEEDING FORECAST AND LUCENT CAPACITY

         If a Purchase Order specifies a quantity of Equipment and/or number of Systems which exceeds the Forecast quantity and the Lucent Capacity Lucent must:

         (a) for that quantity of Equipment and/or number of Systems that meets the Forecast quantity, make that quantity of Equipment and/or number of Systems ready for Loading by the Date for Loading specified in that Purchase Order;

         (b) for that quantity of Equipment and/or number of Systems that exceeds the Forecast quantity by an amount of up to or equal to 50% of the Forecast quantity, make that quantity of Equipment and/or number of Systems ready for Loading:

                  (i) by the Date for Loading specified in that Purchase Order subject to the parties (acting reasonably) agreeing a variation to the testing regime specified in Schedule 5 for that quantity of Equipment and/or number of Systems; or

                  (ii) if no agreement is reached under clause 5.6(b)(i), on a date to be agreed by the parties (acting reasonably); and

         (c) for that quantity of Equipment and/or number of Systems that exceeds the Forecast quantity by an amount greater than 50% of the Forecast quantity, make that quantity of Equipment and/or number of Systems ready for Loading on a date to be agreed by the parties (acting reasonably).

5.7      DESIGN INFORMATION SHEET

         If Lucent (acting reasonably) disagrees with the content of a Design Information Sheet submitted by Telstra with a Purchase Order in accordance with clause 5.1, Lucent must provide its reasons to the Ordering Authority. Upon receiving those reasons, Telstra and Lucent must meet for the purpose of agreeing the content of the Design Information Sheet. Notwithstanding any other clause of this Agreement, any dispute arising in relation to the content of a Design Information Sheet must be decided in accordance with clauses 28.3(a) to (c) inclusive.

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

5.8      REQUEST FOR FREQUENCIES

         Within 5 Business Days after the receipt of a Purchase Order Lucent must notify Telstra specifying a date (being a date that falls within the 6 week period prior to the relevant Date for Loading) by which Telstra must notify Lucent of the frequency bands for the relevant items of Equipment.

5.9      FORMATION OF CONTRACT AND CONSISTENCY

         (a) Each Purchase Order issued by Telstra will, upon receipt by Lucent, constitute a separate binding contract between Telstra and Lucent for the supply and delivery of the items of Equipment specified in the Purchase Order on the terms and conditions of:

                  (i)      this Agreement;

                  (ii)     the Purchase Order; and

                  (iii) any other documents expressly incorporated in the Purchase Order by reference,

                  ("CONTRACT").

         (b) The terms of a Contract must not be inconsistent with the terms of this Agreement unless otherwise agreed in writing by the Telstra Contract Administrator and the Lucent Contract Administrator. If there is an inconsistency which is not agreed in writing by the Telstra Contract Administrator and the Lucent Contract Administrator, this Agreement prevails.

5.10     RIGHT OF TELSTRA TO CANCEL A PURCHASE ORDER

         Telstra reserves the right to cancel a Purchase Order at any time without penalty if Lucent fails to comply with its obligations with respect to that Purchase Order 20 Business Days after the relevant Date for Loading.

5.11     CARRIER ARRANGEMENTS

         At least 2 Business Days prior to the Date for Loading for items of Equipment the subject of a Purchase Order, Lucent must:

         (a) contact the Carrier to confirm the appropriate collection arrangements for the those items of Equipment;

         (b) provide the Carrier with the necessary details, including pickup location, delivery location, dimensions, weight, packing (on pallets) and any other details reasonably requested by the Carrier; and

         (c) inform Telstra in writing of the arrangements Lucent agrees with the Carrier under this clause 5.10.

 5.12    TEMPORARY STORAGE AND RISK FOR TELSTRA

         (a) Telstra may, at any time after the receipt by Lucent of a Purchase Order under this clause 5 but no less than 5 Business Days prior to the applicable Date for Loading, by notice in writing to Lucent, notify Lucent that Telstra wishes Lucent to store some or all of the items of Equipment the subject of that Purchase Order by such period as Telstra (acting reasonably) considers necessary, provided that such period must be no more than 1 month from the applicable Date for Loading.

         (b) Within 2 Business Day of receiving a notice from Telstra under clause 5.11(a), Lucent must notify Telstra in writing whether it agrees to store the relevant items of Equipment.

         (c) Any storage of items of Equipment under this clause 5.11 will be at no cost to Telstra.

         (d)      If at the end of any storage period agreed under this clause
                  5.11 Telstra has not collected the relevant items of Equipment Lucent must:

                  (i) notify Telstra of Lucent's requirements for the collection of those items of Equipment; and

                  (ii) continue to store those items of Equipment until Telstra or its Carrier collects those items of Equipment.

                  Telstra must pay for any reasonable costs incurred by Lucent in storing items of Equipment pursuant to this clause 5.11(d).

         (e) Telstra acknowledges it bears the risk of any item of Equipment stored by Lucent in accordance with this clause 5.11 and, accordingly, Telstra is responsible for the insurance arrangements with respect to that item of Equipment.

         (f) For the avoidance of doubt, nothing in this clause 5.11 affects clause 15.

5.13     PACKING AND LABELLING

         (a) Lucent must comply with the requirements relating to packing, marking and labelling of the items of Equipment as specified in Schedule 7.

         (b) Lucent must ensure that the items of Equipment are packed for road freight transportation.

6.       AUSTRALIAN CONTENT

6.1      LEVEL OF AUSTRALIAN CONTENT

         (a)      The Australian Content of the items of Equipment is set out in item 10 of Schedule 1.

         (b) Lucent must, upon request by Telstra, provide to Telstra within 20 Business Days of receiving that request, a detailed timetable for maximising the Australian Content of the items of Equipment.

         (c) Lucent must as soon as possible advise Telstra of any changes to the Australian Content of any item of Equipment.

6.2      AUSTRALIAN CONTENT

         The Australian Content of an item of Equipment is calculated in accordance with the following formula:

                          C
                  AC=(1- ---)x100
                         P-T

         where:

         AC   =   the Australian Content of an item of Equipment, expressed as a percentage;

         C    =   the cost to Lucent of the components of that item of
                  Equipment which are imported, including landing charges, customs duty and delivery into Australia, but excluding GST applicable to those components;

         P    =   the total Contract Price of that item of Equipment including associated customs duty and GST; and

         T    =   the GST applicable to the Contract Price of that item of
                  Equipment.

7.       EMPLOYEES

         If any employee, contractor, representative or agent of Lucent does not perform work in relation to this Agreement or any Contract to the reasonable satisfaction of Telstra, or engages in conduct which Telstra regards as unsatisfactory, Telstra may, acting reasonably and after consultation with Lucent, request Lucent to replace that employee, contractor, representative or agent or take other steps in relation to that employee, contractor, representative or agent, and Lucent must use its reasonable endeavours to comply with that request.

8.       REPORTS

         (a)      In relation to each Purchase Order, Lucent must submit to
                  Telstra:

                  (i) an initial progress report within 1 month of the date on which the Purchase Order was received by Lucent under clause 5 ("INITIAL REPORT"); and

                  (ii) monthly progress reports within 5 Business Days after the relevant month, until Lucent makes ready for Loading all items of Equipment specified in the Purchase Order ("MONTHLY REPORT").

         (b) The Initial Report must show Lucent's programme of manufacture and delivery to meet the Date for Loading.

         (c) The Ordering Authority may, in its absolute discretion, advise Lucent of its preferred priority of Date for Loading in any response to the Initial Report. Where Telstra's preferred priority of Date for Loading differs from that set out in the relevant Contract, Lucent must use reasonable endeavours to comply with that preferred priority. Telstra will be liable for any additional costs reasonably incurred by Lucent in complying with Telstra's preferred priority, which costs must be the subject of a Variation Form that has been signed by the parties.

         (d)      The Monthly Reports must contain details of:

                  (i) any variations from the programme of manufacture and delivery specified in the Initial Report; and

                  (ii) any items of Equipment made ready for Loading in the relevant month with reference to this Agreement number, the Contract number, and the serial and item numbers of the relevant Equipment.

9.       NEW EQUIPMENT

9.1      PROGRAMME FOR RELEASE

         Lucent must comply with the roadmap specified in Schedule 14 for the release of the items New Equipment identified in that Schedule.

9.2      APPROVAL

         All items of New Equipment must be given Type Approval by Telstra prior to incorporation into the Specification and inclusion into Schedule 2 in accordance with a Variation Form that has been signed by the parties.

9.3      SPECIFICATION FOR NEW EQUIPMENT AND TESTING

         As soon as practicable after the development of an item of New Equipment, the parties must:

         (a) develop and document a specification for that item of New Equipment; and

         (b) develop and document agreed test definitions, procedures, acceptance criteria and other provisions relating to the testing of that item of New Equipment.

9.4      LUCENT TO PROVIDE TEST FACILITIES

         Unless otherwise agreed by Telstra, Lucent must provide and make available, at its own cost, test facilities (including test models) and personnel necessary to conduct the tests agreed by the parties in accordance with clause 9.3. Telstra must provide and make available, at its own cost, Telstra equipment and personnel and any third party equipment and personnel necessary to conduct such tests.

9.5      SUPPLY OF SPECIFICATIONS

         Lucent must supply Telstra with the relevant technical and functional specifications, in a level of detail consistent with the technical and functional information contained in the Specification, for all New Equipment which must be incorporated into Schedule 2 from time to time in accordance with a Variation Form that has been signed by the parties.

9.6      STATEMENTS, PROOFS AND CERTIFICATES OF COMPLIANCE

         (a) Unless Telstra notifies otherwise, Lucent must, at Telstra's reasonable request, provide Telstra:

                  (i) within a reasonable time, proof that the relevant item of New Equipment complies with the specification for such New Equipment. That proof must contain actual measurements, test results or other evidence which can conclusively prove that the relevant item of New Equipment complies with the specification for such New Equipment;

                  (ii) with a copy of the certificate of compliance for each item of New Equipment which requires certification by any relevant statutory or similarly authorised body; and

                  (iii) with a copy of the certificate of compliance with any applicable standards (including, without limitation, Australian Standards) from appropriately accredited test houses for any item of New Equipment.

         (b) Unless otherwise agreed by Telstra, Lucent will be responsible for the cost of:

                  (i) proving each item of New Equipment complies with the specification for that item of Equipment (as agreed by the parties in accordance with clause 9.3(a)); and

                  (ii)     obtaining the certificates of compliance,

                  under this clause 9.6.

9.7      TYPE APPROVAL

         For the purposes of this clause 9, "TYPE APPROVAL" means the completion by Lucent of the procedure prescribed by clauses 9.3 to 9.6 inclusive with respect to an item of New Equipment.

10.      DOCUMENTATION

10.1     MANUFACTURER'S DOCUMENTATION

         (a) Lucent must provide Telstra with the Documentation that is the subject of a Purchase Order.

         (b) The Documentation referred to in clause 10.1(a) must provide sufficient detail for Telstra to install, commission, use, operate and maintain the items of Equipment and/or Systems (as the case may be) in accordance with the Specifications.

         (c)      Lucent:

                  (i) grants to Telstra a perpetual, non-exclusive, world-wide, non-transferable (except as provided under clause 29) licence of its Intellectual Property Rights in and to the Documentation referred to in clause 10.1(a) for the purpose of using and reproducing that Documentation; and

                  (ii) will obtain from any third party a perpetual, non-exclusive, non-transferable (except as provided under clause 29) licence of the third party's Intellectual Property Rights in and to the Documentation referred to in clause 10.1(a) for the purpose of using and reproducing that Documentation; or

                  (iii) will procure the third party referred to in clause 10.1(c)(ii) to grant a perpetual, world-wide, non-exclusive, non-transferable (except as provided under clause 29) licence to Telstra of the third party's Intellectual Property Rights in and to the Documentation referred to in clause 10.1(a) for the purpose of using and reproducing that Documentation.

10.2     AMENDMENT OF SPECIFICATIONS

         The parties may from time to time amend the Specifications in accordance with clause 36.4.

10.3     NO RELIEF OF RESPONSIBILITY

         The participation of Telstra in developing, agreeing on and documenting test definitions, procedures, acceptance criteria and other provisions relating to the testing of any item of Equipment under this Agreement does not relieve Lucent from its responsibilities to ensure that all items of Equipment comply with the Specifications and all other requirements of this Agreement.

11.      TESTING

11.1     FUNCTIONAL SYSTEM TESTING

         Lucent must comply with the obligations and requirements specified in
         Schedule 5 to demonstrate the compliance of the items of Equipment with the requirements of this Agreement.

11.2     LUCENT TO INVITE TELSTRA TO WITNESS TESTING

         (a)      Lucent must:

                  (i) give Telstra no less than 2 weeks' advance notice of, and relevant information concerning, any proposed test of any item of Equipment and/or System (as the case may be) to be carried out by Lucent and the timeframe within which such tests will take place ("TEST PERIOD"); and

                  (ii) ensure that Telstra is entitled to attend and witness the carrying out of those tests during the Test Period, and is given the results of, and all other relevant information relating to, those tests as soon as practicable after the completion of the tests.

         (b) Telstra must advise Lucent no less than 3 Business Days prior to the Test Period whether Telstra will be attending the tests referred to in clause 11.2(a).

11.3     TELSTRA MAY WITNESS

         Telstra reserves the right to appoint an inspecting officer to witness the tests referred to in clauses 11.1 and 11.2. Telstra will meet all costs associated with such an inspecting officer witnessing the tests referred to in clauses 11.1 and 11.2. The inspecting officer has the right to reject any item of Equipment (or component of any item of Equipment) and/or System (as the case may be) which does not meet the requirements of this Agreement. Where a third person is appointed as an inspecting officer Telstra must obtain from that third person an undertaking in writing that they have read and understood clauses 24.1, 24.2, 24.4 and 24.7 of this Agreement and must comply with those clauses (unless otherwise agreed by the parties).

11.4     TELSTRA NOT LIABLE TO PAY COSTS

         Telstra will not be liable to pay for any rejected item of Equipment or Lucent's costs arising from Telstra's inspection of any item of Equipment or rejection of any item of Equipment by reason of the failure of that item of Equipment to meet the requirements of this Agreement.

11.5     REMEDIES FOR REJECTED EQUIPMENT

         If Telstra rejects any item of Equipment and/or System (as the case may be) for not meeting the requirements of this Agreement, Lucent must at no cost to Telstra, in its sole discretion but without prejudice to Telstra's rights arising under this Agreement or at Law:

         (a) replace the rejected item of Equipment with equipment of a similar or better quality, design or make;

         (b) replace the rejected System with a system of a similar or better quality, design or make; or

         (c) repair the item of Equipment and/or System (as the case may be) to the reasonable satisfaction of Telstra.

11.6     LUCENT'S AND TELSTRA'S RESPONSIBILITIES

         (a) Lucent must provide all labour, test instruments, incidental material and other facilities necessary for the conducting and recording of tests carried out on items of Equipment in accordance with Schedule 5.

         (b) Without limiting clause 11.6(a), Telstra must provide all Telstra and third party labour, test instruments, incidental material and other facilities that may be required by Lucent (acting reasonably) for the purpose of testing the compatibility of any item of Equipment with Telstra's telecommunications network.

11.7     NO RELIEF OF RESPONSIBILITY

         Telstra's acceptance of any item of Equipment and/or System (as the case may be) does not relieve Lucent from its responsibility to:

         (a) ensure that all items of Equipment and/or Systems (as the case may be) comply with the Specifications; and

         (b)      comply with its other obligations under this Agreement.

11.8     TELSTRA MAY TEST

         Telstra reserves the right to independently test, at its own cost, any item of Equipment and/or System (as the case may be). Telstra acknowledges and agrees that where it exercises its right under this clause 11.8, unless otherwise agreed in writing by Lucent, the Date for Loading specified in the relevant Contract will be extended by at least the time taken for Telstra to independently test the item of Equipment and/or System (as the case may be).

11.9     COMPLIANCE WITH SPECIFICATIONS

         Lucent warrants that, as at the relevant Date for Loading, each item of Equipment supplied under this Agreement or any Contract complies with the Specification as it pertains to that item of Equipment.

11.10    INDEPENDENT CERTIFIER

         (a) Lucent agrees, upon receiving reasonable notice from Telstra, to provide Telstra with all reasonable assistance (including, without limitation, permitting the Independent Certifier to witness any testing of the items of Equipment) so that Telstra is able to comply with its obligations under the Commonwealth Agreement with respect to the Independent Certifier.

         (b) Telstra will take reasonable steps, when requested by Lucent, to ensure the Independent Certifier maintains the confidentiality of any Confidential Information obtained by the Independent Certifier.

12.      TELSTRA DELAY

12.1     BASIS FOR EXTENSION OF TIME

         If Lucent cannot, or reasonably anticipates that it cannot, meet a Date for Loading solely because of a Telstra Delay Lucent must notify the Telstra Contract Administrator in writing as soon as reasonably possible, given the nature of the Telstra Delay, upon Lucent becoming aware of that Telstra Delay, of the nature of the Telstra Delay.

12.2     APPLICATION ASSESSMENT FOR TELSTRA DELAY

         (a)      Telstra must extend the affected Date for Loading if:

                  (i)      there is a Telstra Delay; and

                  (ii)     Lucent has notified Telstra in accordance with clause
                           12.1.

         (b)      The extension referred to in clause 12.2(a) will:

                  (i) commence from the next Business Day after the date of the occurrence of the Telstra Delay; and

                  (ii)     end on the earlier of the date:

                           (A)      the Telstra Delay ceases; or

                           (B) such other period agreed in writing between the parties.

12.3     NO RELIEF OF OBLIGATIONS

         Unless Lucent applies for an extension of time within the time and in the manner set out in this clause 12, Lucent will not be relieved in any way or to any extent from its obligations to meet the relevant Date for Loading.

13.      FORCE MAJEURE EVENT

         (a) If Lucent becomes aware of the existence or possible existence of a Force Majeure Event, Lucent must promptly notify Telstra specifying:

                  (i) in a reasonable level of detail, the nature of the Force Majeure Event; and

                  (ii) the likely effect on the ability of Lucent to perform under this Agreement.

         (b)      Upon the occurrence of a Force Majeure Event, Lucent must:

                  (i) use reasonable endeavours to recommence performance of its obligations directly affected by the Force Majeure Event by means of an alternate source, work-around or implementation of any other mitigation strategy;

                  (ii) continue to perform those obligations that are not directly affected by the Force Majeure Event; and

                  (iii) provide Telstra with fortnightly progress reports informing Telstra of the status of the Force Majeure Event and the progress of Lucent in performing the affected obligations.

         (c) Subject to clause 13(d), if a Force Majeure Event continues for more than 3 consecutive days or such other period as agreed between the parties (the "PERIOD"), Lucent is entitled to an extension of time for meeting the relevant Date for Loading commencing from the end of the Period and, provided Lucent complies with clause 13(b), continuing until the Force Majeure Event ceases to affect the ability of Lucent to carry out its obligations with respect to that Date for Loading (the "EXTENSION OF TIME").

         (d)      Before being entitled to an Extension of Time, Lucent must:

                  (i) establish that the Force Majeure Event is one that was beyond the reasonable control of Lucent;

                  (ii) establish that the Force Majeure Event could not have been reasonably circumvented by Lucent by means of an alternate source, work-around or implementation of any other mitigation strategy; and

                  (iii) satisfy Telstra that it has taken all reasonable steps to redeploy resources to continue to perform those obligations that are not directly affected by the Force Majeure Event for the purpose of:

                           (A)      expediting the performance of those
                                    obligations; and

                           (B) lessening the impact of the Force Majeure Event on the performance of its obligations under this Agreement.

         (e) Where more than one event or circumstance affects the ability of Lucent to meet a Date for Loading, and one of the events or circumstances is a Force Majeure Event, Lucent is entitled to an Extension of Time. However, the period of that Extension of Time will commence from the end of the Period until the time the Force Majeure Event ceases to affect the ability of Lucent to meet those obligations under this Agreement directly affected by the Force Majeure Event.

14.      KEY PERFORMANCE INDICATORS

14.1     COMPLIANCE WITH KPIs AND REMEDIATION

         (a) Lucent must comply with each of the KPIs used for measuring the performance of Lucent's obligations under this Agreement.

         (b) Telstra will measure the performance of Lucent according to the extent to which Lucent has and is achieving the KPIs.

         (c) If, in the reasonable opinion of Telstra, Lucent fails to perform to the standard required by a KPI, Telstra may (among other things):

                  (i) require Lucent to submit to Telstra, within the period specified by Telstra, a remedial plan specifying the process to be followed by Lucent to remedy a failure to perform to the standards of a KPI ("REMEDIAL PLAN"); or

                  (ii)     exercise the relevant Performance Indicator Rights.

         (d) If Lucent does not implement a Remedial Plan immediately upon notification by Telstra that the Remedial Plan is acceptable to Telstra, or if implementation of the Remedial Plan does not, in the opinion of Telstra, result in Lucent performing to the standard required by the relevant KPIs, Telstra:

                  (i)      may exercise the relevant Performance Indicator
                           Rights; or

                  (ii) acquire the items of Equipment or any part of the items of Equipment from another source.

         (e) Without limiting any other clause of this Agreement, Lucent must reimburse to Telstra all direct costs and expenses reasonably incurred by Telstra in exercising its rights under clause 14.1(d).

         (f) Telstra does not need to give Lucent notice before exercising its Performance Indicator Rights in accordance with this clause 14.

         (g) To the extent that a Performance Indicator Right involves a cost to Lucent, Telstra and Lucent agree that the cost is a reasonable and genuine pre-estimate of the anticipated or actual loss which would be incurred by Telstra as a result of Lucent not performing to the standard required by a KPI.

         (h) Action taken by Telstra under this clause 14 is without prejudice to any other right or remedy of Telstra whether under this Agreement or at Law and does not operate as a waiver of any of Telstra's rights under this Agreement or at Law.

14.2     KPI REPORTS

         (a) Lucent must provide Telstra with written reports reporting on the performance of Lucent's obligations under this Agreement ("KPI REPORTS").

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

         (b) The KPI Reports must be provided monthly and be in the form notified by the Telstra Contract Administrator to the Lucent Contract Administrator from time to time.

15.      PASSING OF PROPERTY

         Property in, title to and risk in any item of Equipment and/or System (as the case may be) passes to Telstra on the Date for Loading.

16.      WARRANTIES

16.1     DESIGN DEFECTS

         Lucent represents and warrants to Telstra, and must ensure, that each item of Equipment will during the Design Warranty Period be free from Design Defects.

16.2     DESIGN DEFECT OBLIGATIONS

         (a) Without prejudice to any other right or remedy of Telstra (whether arising by Law or otherwise) Lucent will at no cost to Telstra:

                  (i) recover and, in its sole discretion, either repair, replace or rectify any Design Defect in an item of Equipment which occurs within the Design Warranty Period; and

                  (ii) deliver the repaired, replacement or rectified item of Equipment to the original location of the item of Equipment the subject of the Design Defect, within the Replacement Turnaround Time.

         (b) For the purposes of clause 16.2(a), the cost of Lucent will include, without limitation, the recovery of the item of Equipment from its location, the repair or rectification of the item of Equipment, the supply of the replacement item of Equipment and the re-installation of the repaired, replacement or rectified item of Equipment.

16.3     AVAILABILITY OF COMPONENTS

         (a) Lucent warrants the availability of all components, modules or other items (or equivalent) for each item of Equipment needed for replacement purposes during the Design Warranty Period.

         (b) Lucent must notify Telstra as to the likely obsolescence of any component, module or other item (or equivalent) referred to in clause 16.3(a) 12 months prior to that component, module or other item (or equivalent) becoming obsolescent.

16.4     MINIMISATION OF COSTS REGARDING DESIGN DEFECTS

         Telstra and Lucent agree to co-operate to minimise recovery and installation costs associated with the rectification of a Design Defect during the Design Warranty Period for an item of Equipment including, but not limited to:

         (a) supply by Lucent of replacement components free of charge and payment to Telstra of an agreed sum to perform the recovery and re-installation of the rectified item of Equipment on site (which shall be the minimum practicable cost); or

         (b) subject to Telstra's agreement, performance of the recovery and re-installation of the rectified item of Equipment on site by Lucent and payment to Telstra for agreed on-site supervision.

         Alternatively, the parties may agree that Telstra, at the cost of Lucent, may recover the affected item of Equipment and require Lucent, at the cost of Lucent, to rectify the item of Equipment, following which, Telstra may, at the cost of Lucent, re-install the rectified item of Equipment.

16.5     DEFECTS

         (a) Lucent represents and warrants to Telstra, and must ensure, that each item of Equipment will during the Warranty Period be free from Defects.

         (b) Subject to clause 16.7, without prejudice to any other right or remedy of Telstra (whether arising by Law or otherwise) Lucent must at no cost to Telstra:

                  (i) in its sole discretion, either repair, replace or rectify any Defect which occurs within the Warranty Period; and

                  (ii) deliver the repaired, replacement or rectified item of Equipment to a Site nominated by Telstra,

                  within the Replacement Turnaround Time.

         (c) For the purposes of clause 16.5(b)(ii), the Lucent Contract Administrator must contact the Telstra Site Contact at least 7 Business Days prior to the end of the Replacement Turnaround Time seeking confirmation of the Site to which the repaired, replacement or rectified item of Equipment is to be delivered. The Telstra Site Contact must within 2 Business Days of being contacted by the Lucent Contract Administrator notify the Lucent Contract Administrator of the Site and the name and contact details of the person who is authorised to receive in person the repaired, replacement or rectified item of Equipment.

16.6     ADDITIONAL OBLIGATIONS REGARDING DEFECTS

         The parties' respective responsibilities in relation to the work required under clause 16.5 are as follows:

         (a) Telstra, at its cost, is responsible for the return to Lucent at its St Peters, New South Wales facility (or such other location agreed by the parties) of an item of Equipment suspected by Telstra as being the subject of a Defect;

         (b) upon receipt of that item of Equipment, Lucent must, subject to clause 16.6(c), comply with clause 16.5(b); and

         (c) if agreed to by Telstra, Lucent must within the Replacement Turnaround Time provide items of equipment ("REPLACEMENT ITEMS") as replacement for items of Equipment of an earlier revision level for which a direct exchange was not available, provided:

                  (i) the Replacement Item is capable of operation with the relevant System and otherwise complies with all other requirements of this Agreement; and

                  (ii) the Replacement Item is the latest revision version of the item of Equipment it is replacing.

16.7     NO OBLIGATION REGARDING DEFECTS

         (a) Lucent will not be required to comply with clauses 16.5(b) and 16.6:

                  (i)      if the relevant Defect was caused by:

                           (A) negligence on the part of Telstra, its officers, employees, contractors or other representatives;

                           (B) the use of the relevant item of Equipment not in accordance with the Documentation;

                           (C) the wilful or malicious damage by persons other than Lucent, its officers, employees, contractors or other representatives; or

                           (D)      a flood or electrical storm; or

                  (ii) if Lucent establishes, to the satisfaction of Telstra, that a Defect in an item of Software was directly caused by a bug in, or interruption to the use of, the relevant item of Software that was beyond the reasonable control of Lucent.

         (b) Where an item of Equipment is found by Lucent to have been caused by an event described in clause 16.7(a), Lucent must:

                  (i) advise Telstra of the cost of repairing, replacing or rectifying that item of Equipment; and

                  (ii) at Telstra's direction, repair, replace or rectify that item of Equipment.

         (c) Where Telstra pursuant to clause 16.7(b)(ii) directs Lucent to repair, replace or rectify an item of Equipment, Lucent may invoice Telstra for all reasonable direct costs incurred by Lucent for repairing, replacing or rectifying that item of Equipment as a result of an event described in clause 16.7(a).

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

16.8     NO DEFECT FOUND

         (a) Where the percentage of all items of Equipment returned to Lucent pursuant to clause 16.6(a) with No Defect Found is less than or equal to 15% of all items of Equipment returned to Lucent in any 3 consecutive months, Lucent will advise the Telstra Contract Administrator in writing of that percentage and, if practicable, the nature of the No Defect Found. Lucent will provide reasonable assistance to Telstra so that Telstra may determine the reason for such items of Equipment being returned to Lucent.

         (b) Where the percentage of all items of Equipment returned to Lucent pursuant to clause 16.6(a) with No Defect Found is greater than 15% of all items of Equipment returned to Lucent in any 3 consecutive months, Lucent may invoice Telstra for the reasonable direct costs incurred by Lucent in determining those items of Equipment had No Defect Found.

16.9     JOINT FIELD INVESTIGATIONS

         Telstra may request Lucent to undertake joint field investigations or visit a site to resolve problems during the term of this Agreement. If the request is due to a Design Defect, the cost of the field investigation will be borne by Lucent. If the request is due to another problem not directly related to Lucent, then the cost will be borne by Telstra.

16.10    WARRANTY REGARDING COMPATIBILITY

         Lucent represents and warrants to Telstra, and must ensure, that each item of Equipment will, when forming part of a System, be compatible with any other item of Equipment that forms part of, or is used in connection with, that System.

17.      PRICES

17.1     FIXED CONTRACT PRICES

         (a) The Contract Prices are fixed for items of Equipment for the first 12 month period of the Initial Term for which a Purchase Order is issued, with variations only allowed for:

                  (i)      volume discounts in accordance with clause 3.4;

                  (ii)     exchange rate movements in accordance with clause
                           18.10;

                  (iii)    changes to customs duty in accordance with clause
                           18.2; or

                  (iv)     changes to GST in accordance with clause 19.

         (b) Upon a determination being made for new Contract Prices in accordance with clause 17.4, the new Contract Prices are fixed for items of Equipment until the day of the next determination being made in accordance with clause 17.4, with variations only allowed for:

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

                  (i)      volume discounts in accordance with clause 3.4;

                  (ii)     exchange rate movements in accordance with clause
                           18.10;

                  (iii)    changes to customs duty in accordance with clause
                           18.2; or

                  (iv)     changes to GST in accordance with clause 19.

17.2     PRICES FOR ITEMS NOT LISTED

         Lucent must ensure that the prices offered to Telstra for items not listed in Schedule 2 are calculated in a manner consistent with the principles on which the Contract Prices were calculated.

17.3     WBV AND WBP

         (a) Telstra is committed to purchasing the items of Equipment at WBV and WBP and Lucent is committed to supplying the items of Equipment at WBV and WBP.

         (b)      Lucent agrees:

                  (i) in conjunction with Telstra, to develop and agree on the principles for defining and measuring WBV and WBP; and

                  (ii) to carry out value engineering studies to develop, and to implement, more efficient practices and processes which provide the items Equipment to Telstra at WBV and WBP.

17.4     DETERMINATION OF CONTRACT PRICES

         Lucent must, on reasonable request by Telstra, participate in negotiations with Telstra to agree to variations to the Contract Price for each 12 month period after the anniversary date of the Commencement Date ("REVIEW DATE"). If within 60 days after the revised prices are submitted by Lucent to Telstra, the parties are unable to agree to the revised prices, the matter must be referred to the Telstra Delegate and the Lucent Delegate within a further 7 days for determination. Until such a determination is made both parties will continue to abide by their obligations under this Agreement and clause 17.5 will apply until the determination by the Telstra Delegate and the Lucent Delegate. If the Telstra Delegate and the Lucent Delegate are not able to make a determination, Telstra or Lucent may in its absolute discretion terminate this Agreement.

17.5     PREVIOUS CONTRACT PRICE APPLICABLE PENDING DETERMINATION

         Telstra must pay the Contract Prices applicable for the immediately preceding period for items of Equipment ordered in the period following the Review Date until the new Contract Prices are determined under clause 17.4 ("APPLICABLE PERIOD"). As soon as reasonably practicable after the new Contract Prices are determined, the parties must make any necessary adjustment between the Contract Prices paid and the new Contract Prices for the Applicable Period to put the parties in the position which they would have been in (excluding interest) had the new Contract Prices applied from the first day following the day the Contract Prices are determined under clause 17.4.

18.      VARIATIONS OF CONTRACT PRICES

18.1     TAXES

         Lucent must ensure the Contract Prices:

         (a) specify the GST exclusive amount, the GST payable on the Contract Prices and the GST inclusive amount; and

         (b)      include customs duty for each item of Equipment.

18.2     CHANGES IN CUSTOMS DUTY

         Except for variations due to announced future changes in the rates of customs duty as at the Commencement Date, if the amount of customs duty included in the Contract Price is varied at any time after the Commencement Date and the date an item of Equipment is entered for home consumption by reason of:

         (a)      an alteration in legislation affecting customs duty;

         (b)      an alteration in the Schedule of Tariff Concession Orders;

         (c)      an alteration in a Tariff By-law;

         (d) the issue of a ruling or an alteration in a ruling or advice of the Comptroller-General of Customs, the Commissioner of State Revenue or a Collector of Customs;

         (e) the allowance to Lucent of a refund or drawback of duty in respect of the Equipment;

         (f)      a decision of the Administrative Appeals Tribunal or a Court;
                  or

         (g) the introduction or removal of a Ministerial determination on decision,

         then the amount of customs duty applicable to that portion of the Equipment affected by any one or more of the above factors will vary proportionately with the movement in the rate of customs duty properly payable on, or the value of duty properly applicable to, the Equipment immediately before the alteration, ruling, advice, allowance, decision or determination takes effect.

18.3     DUMPING AND COUNTERVAILING DUTY

         Lucent is responsible for any dumping duty, countervailing duty, interim dumping duty, interim countervailing duty or cash security deposits imposed under any Law

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

         and any resultant GST in respect of an item of Equipment at any time after the Commencement Date.

18.4     RESPONSIBILITY FOR VARIATIONS

          Where there is a variation in the amount of customs duty under this clause 18, the applicable variation in the amount of customs duty will be borne by Telstra from the date of effect of the variation whether or not it is retrospective.

18.5     TELSTRA NOT LIABLE

         Telstra is not liable for:

         (a) any increases in customs duty or additional taxes or additional duties or penalties which may be imposed on Lucent as the result of any error, act or omission on behalf of Lucent, including the failure to make items of Equipment ready by the Date for Loading; or

         (b) any administrative, financial or other charges (except as provided in clause 18.7) in relation to increases or decreases in customs duty as a result of an alteration, ruling, advice, allowance, decision or determination.

18.6     APPROVAL OF VARIATIONS

         (a) Lucent must apply in writing to Telstra for approval (which approval must not be unreasonably withheld or delayed) of all variations in customs duty in respect of an item of Equipment.

         (b) Upon Telstra giving its approval for the variation, Lucent must prepare a revised Schedule 2 for execution by the parties and incorporation into this Agreement.

18.7     LUCENT TO MAKE APPLICATION

         Lucent must, upon agreement between the parties (acting reasonably):

         (a)      make application for a refund or drawback of customs duty;

         (b) make application through the Department of Industry, Science and Resources for a Ministerial determination or decision, in accordance with Part XVI of the Customs Act 1901 (Cth);

         (c) challenge any decision of the Comptroller-General of Customs, a Collector of Customs, a Commissioner of State Revenue, the Commissioner of Taxation, a Deputy Commissioner of Taxation, the Administrative Appeals Tribunal or a Court, or any Ministerial determination or decision; or

         (d)      make application for a Tariff Concession Order or Tariff
                  By-law,

         which affects the amount of customs duty payable in respect of the Equipment and keep Telstra informed of the progress or results of any such application or challenge.

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
         The parties must use reasonable endeavours to agree the basis of reimbursement (if any) to Lucent for making any application or challenge under this clause 18.7 or assisting Telstra under clause 18.8(b) before the application or challenge is made.

18.8     TELSTRA MAY SUPPORT

         (a) Telstra may support any application referred to in clause 18.7 either direct to the relevant Minister, Comptroller-General of Customs, the Commissioner of State Revenue, Collector of Customs, the Commissioner of Taxation, Deputy Commissioner of Taxation, the Administrative Appeals Tribunal or Court, or through Lucent.

         (b) Lucent must, if requested by Telstra, provide all reasonable assistance to Telstra with respect to any action by Telstra under this clause 18.8.

18.9     LUCENT TO RETAIN RECORDS

         Without limiting clause 21.3, Lucent must retain for the term of this Agreement or such other period as may be agreed and, at the request of Telstra, produce for inspection all papers, books and documents in its possession or control relating to the matters referred to in this clause 18 and provide Telstra on request with a copy of all applications, documents and communications.

18.10    EXCHANGE RATE VARIATION

         (a) The exchange rate on which Contract Prices are based (if applicable) as at any date an invoice is submitted to Telstra under this Agreement, and the percentage of the Contract Price for any Equipment which is subject to exchange variation, are specified in Schedule 2.

         (b) If the exchange rate applicable on the date of Lucent's invoice varies more than 2% from the exchange rate specified in Schedule 2 on which the Contract Price is based, then the Contract Price will vary as follows:

                      EX1
                 VCP=(---xPCP)+BCP
                      EX2

                  where:

                  VCP   =  the varied Contract Price;

                  EX1   =  the exchange rate specified in Schedule 2;

                  EX2   =  the exchange rate applicable at the date of Lucent's
                           invoice;

                  PCP   =  the amount of the Contract Price subject to the
                           relevant exchange rate variation; and

                  BCP   =  the Contract Price minus the PCP.

         (c) Adjustments under this clause 18.10 must be based on the spot selling rate quoted by Westpac Banking Corporation for the sale of $ for the relevant currency.

         (d) Lucent must consolidate such adjustments for exchange rate variation into a monthly statement and presented to Telstra at the end of each month.

19.      GST

19.1     IMPOSITION OF GST

         If GST is imposed on any supply made by Lucent under this Agreement, Telstra must pay, in addition to any (GST-exclusive) consideration for the supply payable or to be provided by Telstra under any other clause of this Agreement, an additional amount calculated by multiplying the prevailing GST rate by that (GST-exclusive) consideration. Such payment is subject to Lucent issuing a Tax Invoice to Telstra:

         (a) on the same invoice on which such additional GST amount is charged to Telstra;

         (b) that meets all the requirements set out in the defined term in clause 1 for "Tax Invoice"; and

         (c) that lists each separate product or service purchased by Telstra under this Agreement as individual line items on the invoice.

19.2     ADJUSTMENT OF GST SUBJECT TO TELSTRA'S APPROVAL

         If for any reason the amount recovered by Lucent from Telstra under clause 19.1 differs from either:

         (a) the amount of GST payable at law by Lucent and Telstra has provided a written approval or instruction to make an adjustment to the amount paid which instruction or approval will not be unreasonably withheld or delayed; or

         (b) an amount payable which has been agreed with Telstra in respect of the relevant supply,

         the amount payable by Telstra to Lucent will be adjusted accordingly (and, if an adjustment arises from an adjustment event for the purposes of the Goods and Services Tax Act, a corresponding Adjustment Note that meets the requirements set out for Adjustment Notes must be issued).

19.3     REDUCTIONS IN PRICES TO REFLECT ABOLITION OR REDUCTION OF TAXES

         Any reductions to the actual total costs of Lucent as may be attributed to:

         (a)      the supplies made under this Agreement;

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

         (b) changes to the tax system as described in the ACCC Pricing Guidelines on price exploitation released from time to time relating to Part VB of the Trade Practices Act 1974 (the "ACT"), any price exploitation provisions in the Act and in any applicable State or Territory Fair Trading Legislation; and

         (c)      the Goods and Services Tax Act,

         must be passed on to Telstra. Accordingly, Lucent agrees that the (GST-exclusive) consideration payable by Telstra under this Agreement must be reduced in line with the principle that the "net dollar margin" of Lucent must remain constant after taking account of reductions occurring either:

         (d) directly as a result of the abolition of or reduction in taxes payable by Lucent under the New Tax System legislation (excluding reductions resulting from changes to the rates of income tax); or

         (e) indirectly by way of reductions in the prices (excluding any amounts referrable to GST) charged by suppliers to Lucent and input tax credits Lucent can claim in respect of acquisitions of goods and services from suppliers to Lucent, but allowing for recoupment of costs directly related to compliance with the New Tax System changes, but excluding any general business costs as described in the ACCC Pricing Guidelines referred to above. Telstra reserves the right to do its own calculations to verify such price reductions and seek further information from Lucent to explain such price reductions.

19.4     COMPLIANCE WITH THE TRADE PRACTICES ACT

         If Telstra is dissatisfied with the reduction in the (GST-exclusive) consideration nominated or explained by Lucent pursuant to clause 19.3, Lucent must, upon receipt of a written request from Telstra, provide details sufficient to assure Telstra, acting reasonably, that Lucent has passed through to Telstra in the form of lower prices the benefit obtained or received by Lucent from any abolition or reduction of Taxes, (including but not limited to sales tax), undertaken in conjunction with the introduction of a GST or any subsequent change in the GST rate. Telstra reserves the right to initiate such a request at any time during the period of this Agreement or such other period as Telstra reasonably determines is necessary to show no further ongoing cost reductions have occurred under clause 19.3.

19.5     LUCENT TO RETAIN RECORDS

         Without limiting clause 21.3, Lucent must retain for the period of this Agreement and such additional period as agreed by the parties to show all ongoing cost reductions under clause 19.3 have occurred and at the reasonable request of Telstra, produce for inspection all papers, books and documents in Lucent's possession or control relating to the matters referred to in clause 19.3 and if the details provided under clause
         19.3 are not sufficient, provide Telstra on request with a copy of all applications, documents and communications. Failure to comply will result in Telstra withholding payments until compliance is complete.

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

19.6 TELSTRA'S GST PAYMENT REDUCED WHERE LUCENT HAS RECEIVED GST TAX CREDIT OR REFUND FROM THIRD PARTY

         Notwithstanding any other clause in this Agreement, Lucent must not be entitled to recover from Telstra any amount of GST which Lucent has paid or is liable to pay in relation to or in connection with any supply acquired by Lucent from a third party where Telstra is directly reimbursing these costs if Lucent has received, or is entitled to receive, any form of tax credit for, or refund of, that GST.

19.7     LUCENT TO PAY GST WHERE TELSTRA IS PROVIDING A TAXABLE SUPPLY TO LUCENT

         To the extent that any monies payable to Telstra under any other clause in this Agreement are regarded, for the purposes of the Goods and Services Tax Act, as consideration (in whole or in part) for a taxable supply made by Telstra such as (without limitation):

         (a)      in circumstances where Telstra is foregoing the right to sue;
                  or

         (b) releasing Lucent from any Telstra claim in return for receipt of compensation payment(s) (including, without limitation, payment of liquidated damages),

         from Lucent under this Agreement, Lucent must pay an additional amount to Telstra calculated by multiplying the prevailing GST rate by the consideration payable to Telstra for the relevant supply under such other clause. In respect of any such taxable supply, the parties acknowledge and agree that Lucent will issue and provide to Telstra when directed by Telstra, a valid Recipient Created Tax Invoice at the same time as making payment for the supply to Telstra and Telstra must not issue a Tax Invoice. For the purposes of satisfying the requirements of the Goods and Services Tax Act and the additional requirements as determined by the Commissioner of Taxation from time to time, the parties agree that:

         (a) Lucent must when directed by Telstra, issue Recipient Created Tax Invoices in respect of any supplies by Telstra under this Agreement;

         (b) Telstra will not issue Tax Invoices in respect of any supply by Telstra to Lucent under this Agreement where a Recipient Created Tax Invoice is requested;

         (c) Telstra acknowledges that it is registered for GST when it enters into this Agreement and that it will notify Lucent if it ceases to be registered; and

         (d) Lucent acknowledges that it is registered when it enters into this Agreement and that it will notify Telstra if it ceases to satisfy any of the requirements for issuing Recipient Created Tax Invoices as set out in the Good and Services Tax Act or as determined by the Commissioner of Taxation from time to time.

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

20.      INVOICES AND PAYMENT

20.1     INVOICING INFORMATION

         Lucent must ensure that any invoice given to Telstra under this Agreement specifies the following details:

         (a)      the reference number of this Agreement;

         (b)      the Purchase Order number;

         (c)      the items of Equipment ordered;

         (d)      the quantity of each item of Equipment made ready for Loading;
                  and

         (e) the Contract Price of each item of Equipment and invoice total.

20.2     DELIVERY OF INVOICES

         (a) Lucent must submit invoices for payments due by Telstra to Lucent in respect of items of Equipment to the Telstra Invoice Manager.

         (b) Lucent must not submit an invoice to Telstra in respect of items of Equipment unless Lucent has made ready for Loading those items of Equipment by the applicable Date for Loading in accordance with the terms of this Agreement and the relevant Contract.

20.3     EDI TRADING AGREEMENT

         If the parties agree that invoices are to be transmitted electronically, Lucent must direct those invoices in an agreed format to Telstra's EDI mailbox as notified by Telstra.

20.4     PAYMENT

         Subject to Lucent complying with clauses 20.1 and 20.2, Telstra must pay the amount of each invoice within the later of:

         (a)      30 days after an invoice is received by Telstra; or

         (b) 30 days after Lucent has made ready for Loading the items of Equipment the subject of the invoice in accordance with the requirements of this Agreement.

20.5     LATE PAYMENT

         If any moneys due to a party under this Agreement remain unpaid after the date upon, or the expiration of the period within, which they should have been paid, then the matter will be referred at that party's request to the Telstra Delegate and the Lucent Delegate for resolution.

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

21.      ACCESS TO TELSTRA'S FACILITIES AND AUDIT

21.1     ACCESS

         Upon request from Lucent, Telstra must arrange for reasonable access to sites as agreed from time to time to enable Lucent to perform its obligations under this Agreement or any Contract, on such conditions as Telstra may reasonably require.

21.2     TERMS OF ACCESS

         Lucent's access to or use of any of Telstra's buildings or sites will be subject to Telstra's security, administrative arrangements and regulations notified by Telstra to Lucent from time to time, particularly those arrangements and regulations in relation to Telstra's interception and monitoring obligations.

21.3     RECORDS AND AUDIT

         (a) Lucent must keep full and proper books of accounts and records relating to the performance of Lucent's obligations under this Agreement during the Term and for 7 years after the termination or expiry of this Agreement.

         (b) Lucent must comply with the record keeping requirements of the Archives Act 1983 (Cth) for all records created for Telstra for 7 years after the expiry or termination of this Agreement, or such length of time as Telstra is part owned by the Commonwealth, whichever is the earlier.

         (c) Telstra or its personnel or both of them may, with the agreement of Lucent (such agreement not to be unreasonably withheld), enter any premises occupied by Lucent on reasonable notice, and at reasonable times, to inspect, audit and, with the agreement of Lucent (such agreement not to be unreasonably withheld), take copies of the books, records and documents of Lucent's business which directly relate to this Agreement.

         (d) Lucent must give Telstra reasonable assistance in any activities conducted under this clause 21.3, provided that if any audit conducted under this clause 21.3 establishes that Lucent has complied with this Agreement Telstra will pay Lucent's reasonable costs in providing such assistance.

         (e) This clause 21.3 does not limit any other clause of this Agreement.

22.      STRUCTURED FINANCING

         Lucent:

         (a) acknowledges Telstra may enter into structured financing arrangements with a third party relating to the items of Equipment, this Agreement or any Contract, including without limitation, sale and lease-back type arrangements; and

         (b) must provide reasonable assistance and provide reasonable information and execute all documents acceptable to Lucent which are reasonably required by

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

                  Telstra for the implementation of any structured financing arrangement provided:

                  (i) Telstra pays Lucent's reasonable costs incurred in complying with this clause 22; and

                  (ii) Telstra ensures that no structured financing arrangement affects Telstra's payment obligations under this Agreement or any Contract.

23.      INTELLECTUAL PROPERTY

23.1     PRICE INCLUDES ALL ROYALTIES

         Lucent represents and warrants that the Contract Price includes all amounts payable for or in respect of all Intellectual Property Rights referred to in this clause 23 and clause 10.1.

23.2     GRANTING OF LICENCES

         Lucent grants a perpetual, non-exclusive, royalty-free, non-transferable licence (including the right to sub-license) to:

         (a)      Telstra;

         (b)      a related body corporate of Telstra in Australia; and

         (c) any other entity in Australia to which a material part of Telstra's assets relating to this Agreement are transferred, assigned or vested as part of a merger or reconstruction of Telstra,

         to exercise the Lucent Intellectual Property for the Contract Purposes.

23.3     THIRD PARTY LICENCES

         Lucent must:

         (a) obtain licences of all Intellectual Property Rights (other than Lucent Intellectual Property) which is owned or controlled by any third party supplier of any item of Equipment (or component thereof) on terms and conditions no less favourable than those specified in clause 23.2 (unless Telstra otherwise agrees); or

         (b) procure the grant to Telstra of licences to use the Intellectual Property Rights referred to in clause 23.3(a) on terms and conditions no less favourable than those specified in clause 23.2 (unless Telstra otherwise agrees).

23.4     OWNERSHIP OF LUCENT INTELLECTUAL PROPERTY

         Lucent represents and warrants to Telstra, as at the Commencement Date and at all times after the Commencement Date, that the Lucent Intellectual Property is the

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

         property of Lucent or its subcontractors, and that Lucent has the right and power to grant the licences referred to in clauses 23.2, 23.7 and 10.1.

23.5     INFRINGEMENT

         Lucent indemnifies Telstra and its officers, employees, contractors and agents against all liability, loss, damages, costs or expenses (including, without limitation, legal costs and expenses) which may be incurred by any of them arising out of or in connection with any claim, action or proceedings ("THIRD PARTY CLAIM") by any person alleging infringement of that person's Intellectual Property Rights on grounds in any way related to the Contract Purposes.

23.6     WHERE THIRD PARTY CLAIM MADE

         If a Third Party Claim is made:

         (a) the party against whom the Third Party Claim is made must use reasonable endeavours to notify the other party as soon as is practicable;

         (b) Lucent will have the carriage of and must at its own cost conduct the defence of the Third Party Claim, but may not settle it without Telstra's prior written consent (which will not be unreasonably withheld where the settlement does not adversely affect Telstra's rights under this Agreement); and

         (c) if the Third Party Claim is successful, or if it is agreed that there is an infringement of the Intellectual Property Rights of the relevant person, Lucent must:

                  (i) if possible, replace or modify the affected item Equipment and/or System (as the case may be) (but without adversely affecting its functionality or performance) to render its use by Telstra non-infringing; or

                  (ii) at no cost to Telstra, render the relevant activity non-infringing by procuring for Lucent or Telstra (as the case requires) the right to exercise the Intellectual Property Rights of the relevant person.

23.7     IMPROVEMENTS

         (a) Title and interest in any improvements to the Lucent Intellectual Property made by or on behalf of Telstra will vest in and belong to Lucent.

         (b)      Lucent grants to Telstra:

                  (i) a royalty free, exclusive (in Australia) non-transferable licence (except to an entity referred to in clauses 23.2(b) and 23.2(c)) for a period of 12 months from the time the improvements referred to in clause 23.7(a) are put into active commercial use by Telstra; and

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                  (ii)     after the expiry of the period referred to in clause
                           23.7(b)(i), a perpetual, non-exclusive, royalty-free, non-transferable licence (except to an entity referred to in clauses 23.2(b) and 23.2(c)) (including the right to sub-licence), to use, modify, adapt, develop, repair, maintain or enhance those improvements.

23.8     MORAL RIGHTS

         In relation to the Lucent Intellectual Property the subject of the licences in clauses 23.2, 23.7 and 10.1 (together for the purposes of this clause 23.8 "IP MATERIAL"), Lucent gives its irrevocable consent, and will procure the irrevocable consent of each of its officers, employees, contractors and representatives, to Telstra in its absolute discretion for the Contract Purposes, reproducing, publishing, copying, adapting, performing, communicating, showing or exhibiting in or to the public, materially disturbing, destroying, mutilating, altering or in any other way changing the IP Material, or otherwise using the IP Material (or a substantial part or adaptation of it):

         (a)      with or without attribution of authorship;

         (b)      with or without any other materials comprised in the IP
                  Material;

         (c) with or without any other text, data, title, sounds or images (whether animated or not);

         (d)      in any medium;

         (e)      in any context; or

         (f)      in any way it sees fit.

23.9     YEAR 2000 COMPLIANCE

         (a) In addition to and without limiting Lucent's obligations pursuant to this Agreement and pursuant to Laws which cannot be excluded Lucent agrees and represents that any System, item of Equipment or Material licensed or otherwise provided to Telstra under this Agreement is Year 2000 Compliant. If such System, item of Equipment or Material proves not to be Year 2000 Compliant at any time or Telstra reasonably considers that such System, item of Equipment or Material is not likely to be Year 2000 Compliant, Lucent must:

                  (i) promptly make the System, item of Equipment or Material Year 2000 Compliant (by providing such updates and/or services as may be required), at no cost to Telstra; and

                  (ii) indemnify Telstra against all loss which may be suffered or incurred by Telstra arising out of or in connection with the failure of the System, item of Equipment or Material to be Year 2000 Compliant.

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         (b)      If Lucent becomes aware of any failure of any System, item of
                  Equipment or Material licensed or otherwise provided to Telstra under this Agreement to be Year 2000 Compliant at any time, Lucent must immediately notify Telstra in writing.

24.      CONFIDENTIALITY

24.1     CONFIDENTIALITY OBLIGATIONS

         A Recipient must:

         (a) take all action reasonably necessary to maintain the confidentiality of the Disclosing Party's Confidential Information;

         (b) not disclose the Disclosing Party's Confidential Information to any person except as permitted under clause 24.2;

         (c) use or reproduce the Disclosing Party's Confidential Information only for the purposes of this Agreement;

         (d) not make, assist or permit any person (including its representatives) to make any unauthorised use, disclosure or reproduction of the Disclosing Party's Confidential Information;

         (e) take all steps reasonably necessary to secure the Disclosing Party's Confidential Information against theft, loss or unauthorised disclosure;

         (f) take reasonable steps to ensure that any person who has access to Confidential Information of the Disclosing Party through it or on its behalf does not use, reproduce or disclose that Confidential Information other than in accordance with this Agreement;

         (g) take reasonable steps to enforce the confidentiality obligations imposed or required to be imposed by this Agreement including diligently prosecuting at its cost any breach or threatened breach of such confidentiality obligations by a person to whom it has disclosed Confidential Information of the Disclosing Party; and

         (h) on request by the Disclosing Party provide and update promptly a list of all its representatives to whom Confidential Information of the Disclosing Party has been disclosed.

24.2     PERMITTED DISCLOSURES

         This Agreement does not prohibit the disclosure by a Recipient of Confidential Information of the Disclosing Party:

         (a) to a representative of the Recipient who needs to know the Confidential Information for the purposes of this Agreement as long as the Recipient takes reasonable steps to ensure that the representative is fully aware of the

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                  confidential nature of the Confidential Information of the
                  Disclosing Party before the disclosure is made;

         (b) which is required to be disclosed by Law, provided that the Recipient has:

                  (i) given the Disclosing Party sufficient notice to enable the Disclosing Party to seek a protective order or other relief from disclosure; and

                  (ii) provided all assistance and co-operation which the Disclosing Party reasonably considers necessary for that purpose; or

         (c) in respect of which the Disclosing Party has given its consent to disclosure or use, which consent may be given or withheld in its absolute discretion.

24.3     DISCLOSURE TO THE COMMONWEALTH

         Notwithstanding any other provision of this Agreement, Telstra may disclose any information, including Confidential Information:

         (a)      as required or authorised by the Telstra Corporation Act 1991
                  (Cth); and

         (b) as required by the listing rules of any stock exchange where Telstra's securities are listed or quoted.

24.4     RETURN OF CONFIDENTIAL INFORMATION

         Each party agrees to deliver to the other party all documents (other than the Recipient's internal documents) and other materials in any medium in the possession or under the power or control of the party or any of its representatives which contain or refer to any Confidential Information of the other party on the earlier of:

         (a)      demand by the other party; or

         (b) the time the documents and other materials are no longer required for the purposes of this Agreement.

24.5     INJUNCTIVE RELIEF

         Each party acknowledges that damages may not be a sufficient remedy for any breach of this clause 24 and each party is entitled to seek specific performance or injunctive relief (as appropriate) as a remedy for any breach or threatened breach by the other party, in addition to any other remedies available at Law.

24.6     PUBLIC ANNOUNCEMENTS

         Telstra or Lucent may not make any public announcement in relation to this Agreement, including the fact that it exists, without the prior written approval of the other party (acting reasonably) on such terms and conditions as Telstra and Lucent agree.

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24.7     ENFORCEMENT

         Each party:

         (a)      must take all reasonable steps required by the other party to:

                  (i) protect the confidentiality of each other party's Confidential Information; and

                  (ii) enforce any obligation of confidence imposed or required to be imposed by this Agreement or otherwise,

                  and must immediately notify the other party of any information which comes to its attention regarding any actual or potential disclosure or unauthorised use of or access to, Confidential Information or Intellectual Property Rights of that other party; and

         (b)      undertakes, in the case of uncertainty:

                  (i)      on its part; or

                  (ii)     in the case of Lucent, of its representatives,

                  as to the confidentiality of any Confidential Information of the other party, to procure and ensure that the Confidential Information of that other party must be treated as confidential and not within the public domain.

25.      REPRESENTATIONS AND WARRANTIES

         Lucent represents and warrants to Telstra as at the Commencement Date and at all times after the Commencement Date, that:

         (a) it has full power and authority to enter into, perform and observe its obligations under this Agreement and any Contract;

         (b) it has taken all necessary action to authorise the execution, delivery and performance of this Agreement in accordance with its terms;

         (c) the execution, delivery and performance by it of this Agreement do not and will not violate:

                  (i) any law, regulation, authorisation, ruling, consent, judgment, order, official directive or decree of any governmental agency;

                  (ii)     its constitution or other constituent documents; or

                  (iii) any encumbrance, undertaking or document which is binding upon it or on any of its assets;

         (d) this Agreement constitutes its legal, valid and binding obligations and is enforceable in accordance with its terms subject to any necessary stamping

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                  and registration requirements and to equitable principles and laws generally affecting creditors' rights;

         (e) it is not aware of any fact which would prevent any insurance policy applicable to this Agreement sustaining a claim being made in the context of the performance of this Agreement, including any non-compliance with conditions precedent to the operation of that insurance policy;

         (f) an Insolvency Event does not exist and is not likely to arise in relation to Lucent;

         (g)      Lucent's systems are Year 2000 Compliant;

         (h) a conflict of interest or risk of conflict of interest does not exist and is not likely to arise in relation to the performance of Lucent's obligations under this Agreement;

         (i) all items of Equipment, Materials, work and any services comply with all legal requirements and the requirements of all governmental agencies and applicable Australian Standards and Telstra standards and are otherwise suitable in all respects for their purpose as contemplated by this Agreement or any Contract;

         (j) where no Australian Standard or Telstra standard is applicable to any items of Equipment, Material, work or services, that it has acted in accordance with current industry standards;

         (k) in entering into this Agreement it has relied upon its own interpretation of any information provided by Telstra and has satisfied itself of its ability to perform its obligations under this Agreement; and

         (i)      it holds and will continue to hold Endorsed Supplier status.

26.      INDEMNITY

26.1     INDEMNITY

         Subject to clauses 26.2 and 26.3, Lucent indemnifies Telstra against any cost, liability, loss or damage incurred or suffered by Telstra arising out of or in connection with:

         (a)      a breach of this Agreement or any Contract by Lucent;

         (b) a wilful, unlawful or negligent act or omission of Lucent or its officers, employees, agents or subcontractors;

         (c) any injury to or death of a natural person, and any loss of or damage to a third party's property, real or personal, caused or contributed to by Lucent or its officers, employees, agent or subcontractors;

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         (d)      any workers' compensation claim made against Telstra by or in relation to any personnel employed or contracted by Lucent to perform work in relation to this Agreement;

         (e) any claim, act or proceeding by a third party against Telstra caused or contributed to by Lucent or its officers, employees, agents or subcontractors; and

         (f) any loss of or damage to property of Telstra, real or personal, caused or contributed to by Lucent or its officers, employees, agents or subcontractors.

26.2     CONSEQUENTIAL LOSS

         Notwithstanding any other clause of this Agreement, a party shall not be liable to the other party for loss of profit, revenue or opportunity except for such losses arising out of or in connection with a:

         (a)      Third Party Claim; or

         (b)      claim falling within clauses 26.1(c), (d) or (f).

26.3     LIMITATION OF LIABILITY

         Notwithstanding any other clause of this Agreement, but subject to clause 26.2, the maximum aggregate liability of a party to the other party under or in connection with this Agreement, other than:

         (a)      a Third Party Claim;

         (b)      a claim falling within clause 24;

         (c)      a claim falling within clauses 26.1(c), (d) or (f); or

         (d) to the extent that the liability arises from the wilful misconduct or unlawful acts or omissions of the first party,

         is limited to 150% of the aggregate of the Contract Prices for all items of Equipment for which Purchase Orders have been received by Lucent under this Agreement at the time when the liability is determined.

27.      TERMINATION

27.1     RIGHT OF TELSTRA TO TERMINATE

         (a) Telstra may, without prejudice to any other rights and remedies it may have under this Agreement or at Law, immediately terminate a Contract or this Agreement in whole or in part, if:

                  (i) Lucent commits a material breach of a Contract or this Agreement which is capable of rectification and Lucent does not rectify the breach within 30 days of receipt of a notice in writing from Telstra;

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                  (ii)     Lucent commits a material breach of a Contract or
                           this Agreement which is not capable of rectification;


                  (iii) the Telstra Delegate and the Lucent Delegate are unable to make a determination under clause 17.4;

                  (iv)     an Insolvency Event occurs in relation to Lucent; or

                  (v) in the reasonable opinion of Telstra, a material change in ownership or control of Lucent occurs which adversely affects Telstra's rights or Lucent's ability to perform its obligations under any Contract or this Agreement, or which is otherwise contrary to Telstra's interests.

         (b) For the avoidance of doubt, the cancellation of a Contract under clause 5.10 is not a termination of the Contract for the purposes of this clause 27.1.

27.2     RIGHT OF LUCENT TO TERMINATE

         Lucent may, without prejudice to any other rights and remedies it may have under this Agreement or at Law, immediately terminate a Contract or this Agreement in whole or in part by notice in writing to Telstra, if:

         (a) Telstra commits a material breach of a Contract or this Agreement and Telstra does not rectify the breach within 30 days of receipt of a notice in writing from Lucent;

         (b) the Telstra Delegate and the Lucent Delegate are unable to make a determination under clause 17.4; or

         (c)      an Insolvency Event occurs in relation to Telstra.

27.3     TERMINATION WITH NOTICE

         (a) In addition to its rights under clause 27.1, Telstra may terminate this Agreement in whole or in part at any time by giving Lucent not less than 90 Business Days notice in writing of the termination.

         (b) Telstra and Lucent acknowledge that under the Commonwealth Agreement the Commonwealth has the right, by written notice to Telstra, and on reasonable grounds, to require Telstra to cease, or procure any sub-contractor of Telstra to cease, using any sub-contractor.

         (c) Lucent agrees that if the Commonwealth exercises its right referred to in clause 27.3(b) with respect to Lucent, Telstra may, upon receiving the written notice referred to in that clause, immediately terminate this Agreement by giving such notice to Lucent.

         (d) Where possible, Telstra will use reasonable endeavours to give to Lucent prior notice of any intention of the Commonwealth under the Commonwealth Agreement to remove Lucent.

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27.4     TELSTRA'S RIGHTS ON TERMINATION

         Upon termination of a Contract or this Agreement under clause 27.1, Telstra may:

         (a) cease making any payment due under the relevant Contract or this Agreement, as the case requires, for items of Equipment not made ready for Loading by the Date for Loading;

         (b) recover from Lucent all monies paid for any item of Equipment but not yet made ready for Loading or works or services not completed or provided under the relevant Contract or this Agreement, as the case requires; and

         (c) apply (without notice) any amount due from Telstra to Lucent under this Agreement or any Contract towards the satisfaction of:

                  (i) any loss recoverable by Telstra from Lucent in consequence of Lucent's breach of this Agreement or any Contract; and

                  (ii) any amounts payable by Lucent to Telstra under this Agreement or any Contract, or any other agreement between Telstra and Lucent,

         and Lucent authorises Telstra to do anything (including, without limitation, to execute documents) that is required for the purposes of clauses 27.4(a) to (c) inclusive.

27.5     EARLY TERMINATION

         If Telstra terminates this Agreement early under clauses 27.3(a) or (c) then, in addition to the application of clause 27.4:

         (a) Lucent must complete its obligations under any Purchase Order existing at the date of termination; and

         (b) Telstra's obligation to pay (to the extent that it has not already paid) any sums to Lucent will be no more than the sum of properly incurred, undisputed and unpaid invoice amounts payable under any Contracts in existence at the time of the notice to terminate and any reasonable costs incurred by Lucent in relation to the exercise of its rights under this clause 27.5(b).

27.6     ANTECEDENT BREACHES AND OBLIGATIONS

         The expiry or termination of this Agreement or any Contract does not affect:

         (a) either party's rights in respect of any breach occurring before termination; or

         (b) the obligations of the parties to make a payment under this Agreement or any Contract due before termination.

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27.7     SURVIVING OBLIGATIONS

         Clauses 10.1(c), 14, 16.1, 16.2, 16.3, 16.5, 16.6, 16.7 16.9, 18.7, 19,
         21.3, 23, 24, 25, 26, 27.4, 27.5, 27.6, 27.7, 28, 33.1, 33.2, 33.3,
         33.5, 34(d), 35 and 36.14 survive the termination or expiry of this Agreement or any Contract.

28.      RESOLUTION OF DISPUTES

28.1     COMMITMENT

         Both parties acknowledge that they wish to make the terms of this Agreement work and are committed to resolving any disputes, controversies or differences ("DISPUTES") promptly should they arise.

28.2     DISPUTE NOTICE

         If a Dispute arises between Telstra and Lucent in relation to this Agreement, either of the parties may by notice to the other party specifying reasonable details of the Dispute ("DISPUTE NOTICE") refer the Dispute for resolution in accordance with this clause.

28.3     GOOD FAITH DISCUSSIONS

         (a) If a Dispute Notice is given under clause 28.2, Telstra and Lucent must procure that the Telstra Contract Administrator and the Lucent Contract Administrator promptly meet and engage in good faith discussions with the bona fide objective of resolving the Dispute by agreement.

         (b) If after a period of 10 Business Days (or such other period as may be agreed) from the date on which a Dispute Notice is delivered to a party, the Telstra Contract Administrator and the Lucent Contract Administrator have not been able to resolve the Dispute, either of them may then (but no earlier), by notice, escalate the Dispute.

         (c) If either party escalates the Dispute under clause 28.3(b), Telstra and Lucent must procure that the Telstra Delegate and the Lucent Delegate meet and engage in good faith discussions with the bona fide objective of resolving the Dispute by agreement.

         (d) If after a period of 10 Business Days (or such other period as may be agreed) from the date on which a meeting referred to clause 28.3(c) took place the Telstra Delegate and the Lucent Delegate have not been able to resolve the Dispute, either party may then (but no earlier) refer the Dispute:

                  (i) to mediation in accordance with clause 28.4 if the Dispute is of a commercial or legal nature or if otherwise agreed; or

                  (ii) to an Independent Expert in accordance with clause 28.5, if the Dispute is of a technical nature.

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28.4     MEDIATION

         (a) Any referral of a Dispute to mediation must be made by notice to the other party including a statement of the matters in Dispute.

         (b) The mediation must be conducted in accordance with the ACDC Mediation Guidelines in force from time to time and the provisions of this clause 28.4. In the event of any inconsistency between them, the provisions of this clause 28.4 will prevail.

         (c)      Mediations are to be conducted in private.

         (d) The parties must notify each other no later than 48 hours prior to mediation of the names of their representatives who will attend the mediation.

         (e) Nothing in this clause 28.4 is intended to suggest that the parties are able to refuse the other party's chosen representatives or to limit other representatives of the parties attending during the mediation.

         (f) The terms of any mediation, settlement agreements and any information relating to the existence, conduct, status or outcomes of the mediation is deemed to be Confidential Information of each party and may be published or announced only with the consent of all parties and in terms agreed by the parties.

         (g) The mediation will terminate in accordance with the ACDC Mediation Guidelines.

         (h) The parties will bear their own costs of the mediation including the costs of any representatives and will each bear half the costs of the mediator.

         (i) Any agreement between the parties resulting from mediation will bind the parties on its terms.

28.5     INDEPENDENT EXPERT

         (a) Any referral of a Dispute to an Independent Expert must be made by notice to the other party including a statement of the matters in Dispute.

         (b) Each party must provide to the Independent Expert a written submission, incorporating all documentation, information (confidential or otherwise), materials and statements of persons relevant to the controversy or dispute.

         (c) The parties agree that the Independent Expert's decision in respect of the Dispute will be final and binding upon the parties.

         (d) The Independent Expert will act as an independent expert, not as an arbitrator.

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         (e)      The fees of the Independent Expert will be borne in such
                  proportion and in such manner as the Independent Expert decides, having regard to all relevant circumstances.

28.6     NO LEGAL PROCEEDINGS

         Neither Telstra nor Lucent may commence legal proceedings (other than for urgent interlocutory relief) in relation to any Dispute unless the dispute resolution procedures set out in this clause 28 have been followed and either:

         (a) if the Dispute was referred to mediation, the mediation has terminated under clause 28.4(g); or

         (b) if the Dispute was referred to an Independent Expert, the Independent Expert has made a decision under clause 28.5(c).

28.7     CONTINUATION OF OBLIGATIONS

         Notwithstanding the existence of a Dispute, the parties must continue to perform their obligations under this Agreement to the extent that such obligations are not the subject of the Dispute.

29.      ASSIGNMENT

29.1     ASSIGNMENT REQUIRES CONSENT

         Subject to clauses 29.2 and 29.3, neither party may transfer, assign, mortgage, charge or otherwise encumber or dispose of any of its rights under this Agreement or any Contract without the prior written consent of the other party.

29.2     TELSTRA'S RIGHTS

         (a) Telstra may, without the consent of Lucent, transfer, assign, novate, mortgage, charge or otherwise encumber or dispose of any of its rights under this Agreement or any Contract to:

                  (i) a related body corporate in Australia or any other entity to which a material part of Telstra's assets relating to this Agreement are transferred, assigned or vested as part of a merger or reconstruction of Telstra;

                  (ii) NDC, or any subcontractor who is also an Ordering Authority, provided NDC or that subcontractor is an Australian related body corporate of Telstra; or

                  (iii) a body corporate or entity in Australia which is owned by, part of or an emanation or organ of the government of the Commonwealth.

         (b) Telstra may, with the consent of Lucent (which consent must not be unreasonably withheld or delayed), transfer, assign, novate, mortgage, charge or otherwise encumber or dispose of any of its rights under this Agreement or

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                  any Contract to an entity in connection with any structured financing arrangement entered into in accordance with clause
                  22.

29.3     LUCENT'S RIGHTS

         Lucent may, with the consent of Telstra (which consent must not be unreasonably withheld or delayed) transfer, assign, novate, mortgage, charge or otherwise encumber or dispose of any of its rights under this Agreement or any Contract to a related body corporate or any other entity to which a material part of Lucent's assets relating to this Agreement are transferred, assigned or vested as part of a merger or reconstruction of Lucent.

30.      SUBCONTRACTING

30.1     LUCENT MAY SUBCONTRACT WITH CONSENT

         Lucent must not subcontract the performance of all or part of its obligations under this Agreement or a Contract without Telstra's prior written consent.

30.2     SUBCONTRACT MUST BE CONSISTENT

         Unless Telstra otherwise agrees, the terms of any subcontract entered in accordance with clause 30.1 must be consistent with the terms of this Agreement and Lucent must, on request by Telstra, provide Telstra with a complete copy (excluding prices) of any subcontract entered into by Lucent (and any subcontract entered into under that subcontract) pursuant to clause 30.1.

30.3     REMOVAL OF SUBCONTRACTOR

         (a) Lucent acknowledges that under the Commonwealth Agreement the Commonwealth may, by written notice to Telstra, and on reasonable grounds, request Telstra to procure any subcontractor of Telstra to cease using any subcontractor of that subcontractor.

         (b) Telstra may, by written notice to Lucent, and on reasonable grounds (including, without limitation, by reason of the Commonwealth exercising the right referred to in clause 30.3(a)), require Lucent to immediately cease using any subcontractor of Lucent.

30.4     LUCENT NOT RELIEVED OF OBLIGATIONS

         Lucent is:

         (a) not in any way relieved from any of its obligations or liabilities under this Agreement or any Contract, and Telstra will have no liability to Lucent or any subcontractor of Lucent, by or as a result of:

                  (i) any consent by Telstra to the entry by Lucent into a subcontract; and

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                  (ii)     the termination, amendment or variation of a
                           subcontract by Lucent, or any consent by Telstra to any such termination, amendment or variation; and

         (b) liable to Telstra for all acts or omissions of its subcontractors (and any of their officers, employees, agents and contractors) as fully as if they were the acts or omissions of Lucent.

31.      DELEGATION BY TELSTRA

31.1     APPOINTMENT

         Telstra may, at its sole discretion, at any time during the term of this Agreement, appoint agents to exercise its rights and perform its duties under this Agreement. If Telstra appoints an agent under this clause 31.1, it must notify Lucent in writing specifying:

         (a)      the name of the agent;

         (b)      the contact details of the agent;

         (c) the matters which the agent is authorised to attend to on Telstra's behalf; and

         (d) that the agent has executed an undertaking in writing that they have read and understood clauses 24.1, 24.2, 24.4 and
                  24.7 of this Agreement and has agreed to comply with those clauses (unless otherwise agreed by the parties).

31.2     LUCENT TO DEAL WITH AGENTS

         Lucent must deal with all agents appointed by Telstra under clause 31.1 in relation to the matters delegated to them until such time as Telstra notifies Lucent that the agents are no longer its agents for those matters.

31.3     TELSTRA COMMUNICATIONS PREVAIL

         In the event of any inconsistency between communications from Telstra and communications from an agent appointed by Telstra under clause 31.1, the communications from Telstra will prevail to the extent of the inconsistency.

32.      SALE OF EQUIPMENT BY TELSTRA

         Lucent acknowledges that Telstra may sell all or some of the items of Equipment to a related body corporate. If any related body corporate of Telstra buys any of the items of Equipment from Telstra, Lucent agrees that the related body corporate enjoys the benefit of each of the terms and conditions of this Agreement which are made in favour of Telstra, to the extent that those terms and conditions relate to the items of Equipment bought by that related body corporate.

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33.      INSURANCE

33.1     INSURANCE

         Lucent must at its cost take out and maintain during the term of this Agreement and for 3 years after the expiration or termination of this Agreement or the last extant Contract that survives the expiration or termination of this Agreement (whichever is the later):

         (a) subject to clause 33.4, a professional indemnity insurance policy which must be endorsed to cover each employee, sub-contractor, agent, designer or consultant of Lucent for any claims that may arise under or in relation to this Agreement;

         (b) a comprehensive public and products liability insurance policy to cover all sums which Lucent or Telstra may become legally liable to pay consequent on:

                  (i) the death of or bodily injury (including disease or illness) to any natural person; and

                  (ii) loss of, or damage to, real or personal property (including the loss of use thereof);

         (c) an insurance policy to cover all risks of loss, damage and destruction (howsoever arising) including the indemnities provided for in clause 26;

         (d) motor vehicle insurance covering vehicle damage, liability for death of or bodily injury to any person and for loss to third party property caused by or arising from the use of all owned and non-owned vehicles in the performance of this Agreement and Lucent must ensure that all of its subcontractors and other agents obtain such cover in respect of any vehicles owned or operated by those subcontractors or agents;

         (e) insurance in respect of all claims and liabilities arising whether at common law or under statute relating to workers' compensation or employer's liability from any accident or injury to any person employed by Lucent in connection with this Agreement and Lucent must ensure that all of its subcontractors (if any) are similarly insured in respect of their employees. Such insurance must comply with the laws of the relevant jurisdiction in which the obligations of this Agreement are carried out;

         (f) insurance for each item of Equipment up to the applicable Date for Loading, for an amount not less than their replacement value;

         (g) a policy of insurance against any and all liability or loss of any kind whatsoever arising directly or indirectly from the use, non-use, failure, breakage or any other act, omission or matter arising in respect of any plant, equipment, tools, appliances and other property owned, rented or hired by Lucent and used in relation to this Agreement; and

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         (h)      other insurance policies which a prudent person engaged in a similar business or undertaking to that of Lucent would effect.

33.2     INSURANCE REQUIREMENTS

         Lucent must ensure that each insurance policy required to be taken out by it under clause 33.1:

         (a)      contains on an annual basis a minimum cover of:

                  (i) subject to clause 33.4, $20 million per claim in respect of professional indemnity insurance;

                  (ii)     $20 million per claim for public liability insurance;

                  (iii) $20 million per claim for products liability insurance;

                  (iv)     $10 million in respect of motor vehicle insurance;
                           and

                  (v)      in any other case, as required by Law;

         (b) is taken out with reputable insurers which are acceptable to Telstra;

         (c) subject to clause 33.3, names Telstra as an insured in a manner acceptable to Telstra;

         (d) is not amended or cancelled without Telstra's prior written consent;

         (e) subject to clause 33.3, includes a cross liability clause with wording which is acceptable to Telstra;

         (f) complies with the laws of the relevant jurisdiction in which the obligations in this Agreement are to be performed; and

         (g)      includes any terms which Telstra may reasonably require.

33.3     PUBLIC LIABILITY INSURANCE

         Telstra and Lucent acknowledge and agree that:

         (a) Lucent has represented to Telstra that Lucent has a world-wide public liability insurance policy and accordingly it is unable to include in such insurance policy:

                  (i)      Telstra as named insurer; or

                  (ii) a cross liability clause in which Lucent's insurer would waive all rights of subrogation or action against Telstra; and

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         (b)      due to clause 33.3(a), but without limiting clause 26, Lucent indemnifies Telstra against any loss, cost or expense Telstra incurs as a result of Lucent's insurer exercising a right of subrogation against Telstra.

33.4     PROFESSIONAL INDEMNITY

         Telstra and Lucent acknowledge and agree that Lucent has represented to Telstra that Lucent self-insures for professional indemnity claims, and for so long as Lucent so self-insures Lucent is not required to comply with clauses 33.1(a) and 33.2(a)(i).

33.5     COMPLIANCE WITH INSURANCE POLICY TERMS

         Subject to clause 33.4, Lucent must comply with all of the terms and conditions of any insurance policy taken out by Lucent under clauses
         33.1 and 33.2.

33.6     REGISTRATION AS EMPLOYER

         Lucent must ensure that it is registered as an employer pursuant to all applicable Law relating to workers' compensation.

33.7     EVIDENCE OF INSURANCE

         Lucent must on request by Telstra, promptly provide to Telstra:

         (a)      copies of the Insurance Policies;

         (b)      a certificate of currency for the Insurance Policies; and

         (c)      evidence of the matters referred to in clauses 33.3 and 33.4.

33.8     CONDITION PRECEDENT

         No Contract Prices will be payable to Lucent until Lucent has effected all Insurances Policies and complied with clause 33.7.

33.9     DEALINGS WITH INSURERS

         Subject to any requirement of Law, Lucent must at all times keep Telstra informed of its dealings with its insurers or brokers (as the case may be) when calling upon the Insurance Policies for any event, act or omission in connection with this Agreement.

34.      OCCUPATIONAL HEALTH AND SAFETY

         (a) Lucent must as a minimum, comply with, and ensure that its personnel and subcontractors comply with:

                  (i)      any Laws, codes of practice and Australian Standards;
                           and

                  (ii) Telstra environmental and occupational health and safety policy, procedures and measures provided by Telstra to Lucent from time to time,

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                  which are applicable to this Agreement with respect to the supply of the items of Equipment.

         (b) Lucent will inform itself of all environmental and occupational health and safety policies, procedures or measures implemented or adopted by Telstra which are applicable to this Agreement with respect to the supply of the items of Equipment and which are notified by Telstra to Lucent from time to time.

         (c) Lucent acknowledges that Telstra does not purport to be an expert on environmental or occupational health and safety issues, nor does it purport to have the capacity to supervise, review or audit Lucent's performance under this Agreement. However, where Telstra becomes aware of an issue in relation to the supply of the items of Equipment, and it informs Lucent in writing that Lucent is:

                  (i) not supplying the items of Equipment in compliance with this clause 34; or

                  (ii) supplying the items of Equipment in such a way as to endanger the environment or the health and safety of Lucent's employees or Telstra's employees, plant, equipment or materials,

                  Lucent must promptly take all reasonable steps to remedy any non-compliance. If the non-compliance has not been remedied within 7 days of Lucent receiving the notice Telstra may direct Lucent to suspend the Date for Loading of the items of Equipment affected by any non-compliance with the requirements of this clause 34 until such time as Lucent complies with its obligations under this clause 34.

         (d) Without limiting clause 26, Lucent must indemnify Telstra and its officers, servants and agents against any direct costs, losses, damages, expenses, actions, proceedings, judgments, suits, claims, awards, demands and liabilities of any kind including any reasonable costs or expenses arising out of Lucent's failure to comply with its obligations under the Occupational Health & Safety (Commonwealth Employment) Act 1991 (Cth), or any other Commonwealth, State or Territory legislation that imposes obligations on Lucent in relation to the manufacture, supply or installation of any plant, equipment or substances.

         (e) Lucent must provide Telstra with information in relation to the items of Equipment which will enable Telstra, in reasonably relying upon that information, to safely and in an environmentally sound manner, undertake the operations or activities referred to below (in so far as they are relevant to any item of Equipment):

                  (i)      the transportation of the items of Equipment;

                  (ii)     the storage of the items of Equipment;

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                  (iii)    the use of an item of Equipment for the purpose for
                           which it was designed;

                  (iv) the testing and inspecting of the items of Equipment (including details of the recommended frequency of inspection and testing);

                  (v)      installation of the items of Equipment;

                  (vi)     commissioning practices and procedures;

                  (vii)    operating procedures;

                  (viii)   maintenance and service procedures;

                  (ix)     cleaning procedures;

                  (x) the use of any substances recommended for any aspect of the items of Equipment life cycle, for example in its operation or maintenance, whether or not that substance is supplied by Lucent;

                  (xi) dismantling procedures (where the items of Equipment are capable of being dismantled);

                  (xii) the implementation of systems of work necessary for the safe and environmentally sound use of the items of Equipment;

                  (xiii) the provision of appropriate safety warnings and decals;

                  (xiv) the installation of all necessary emergency procedures; and

                  (xv) the provision of information that will equip Telstra with the necessary knowledge, to introduce the training and develop the skills necessary for persons undertaking each of the above activities.

35.      NOTICES

35.1     TYPES OF NOTICE

         A notice, approval, consent or other communication in connection with this Agreement, or any Contract ("NOTICE"):

         (a)      must be in writing; and

         (b) must be left at the address of the addressee, or sent by prepaid ordinary post (airmail if posted to or from a place outside Australia) to the address of the addressee or sent by facsimile to the facsimile number of the addressee which is specified in this clause 35 or if the addressee notifies another address or facsimile number then to that address or facsimile number.

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35.2     ADDRESSES

         The address and facsimile number of each party is:

         TELSTRA                                       LUCENT

         ADDRESS:                                      ADDRESS:

         Manager Supply, Access Equipment              Contracts Manager
         Corporate Supply                              Telstra Account
         6th Floor                                     Level 2
         242 Exhibition Street                         79 Victoria Parade
         Melbourne Vic 3000                            Collingwood Vic 3066

         FACSIMILE: (03) 9574 3577                     FACSIMILE: (03) 8413 9301

35.3     NOTICE TAKES EFFECT

         A notice takes effect from the time it is received unless a later time is specified in it.

35.4     DEEMED RECEIPT

         A letter or facsimile is taken to be received:

         (a) in the case of a posted letter, on the third (seventh, if posted to or from a place outside Australia) Business Day after posting; and

         (b) in the case of facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

36.      MISCELLANEOUS

36.1     NO PARTNERSHIP

         Nothing in this Agreement or any Contract may be deemed to constitute a partnership, joint venture, agency or other legal relationship between Telstra and Lucent other than that of supplier and purchaser and nothing contained in this Agreement or any Contract authorises either party to waive any obligation for which the other party may be responsible or to incur any liability on behalf of the other party.

36.2     CO-OPERATION

         (a) Lucent must sign all documents and do all things necessary or desirable to give effect to this Agreement and will procure its representatives to declare, make or sign all documents and do all things necessary or desirable to give full effect to this Agreement.

         (b) In addition to and notwithstanding any other obligation under this Agreement, Lucent will:

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                  (i)      to the extent practical, co-operate with Telstra in
                           the pursuit of a Telstra's business objectives relevant to this Agreement as advised in writing by Telstra from time to time;

                  (ii) pursue best practice in the delivery of the items of Equipment pursuant to this Agreement; and

                  (iii) as soon as practicable consult with Telstra on any matter arising which may materially affect the performance by Lucent of its obligations under this Agreement.

         (c) Except to the extent stated to the contrary in this Agreement, any consent, approval, condition or thing required to be done pursuant to this Agreement must not be capriciously or unreasonably reached, withheld, given or carried out by Lucent.

36.3     SEVERANCE

         If the whole or any part of a provision of this Agreement or any Contract is void, unenforceable or illegal in a jurisdiction it is severed from the remainder for the purposes of enforcement in that jurisdiction. The remainder of this Agreement or that Contract (as the case requires) has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause 36.3 has no effect if the severance alters the basic nature of this Agreement or the relevant Contract or is contrary to public policy.

36.4     VARIATIONS

         (a) Any term of this Agreement or a Contract may at any time be varied provided the variation is contained in a Variation Form that has been signed by the parties.

         (b) Any aspect of the Schedules may be varied provided the variation is contained in a Variation Form that has been signed by the parties.

36.5     WAIVERS

         (a) A provision of or a right created under this Agreement or any Contract may not be waived except in writing executed by the party granting the waiver.

         (b) A failure by a party to insist upon a strict performance of any of the terms and conditions of this Agreement or any Contract is not be deemed a waiver of any subsequent breach or default of the terms and conditions of this Agreement or any Contract.

36.6     RIGHTS CUMULATIVE

         Except as expressly provided to the contrary in this Agreement or any Contract, the rights, powers and remedies provided in this Agreement or any Contract are

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         cumulative with and not exclusive of the rights, powers or remedies provided by Law independently of this Agreement or any Contract.

36.7     ENTIRE AGREEMENT

         This Agreement and any Contract constitutes the entire agreement between the parties concerning the transactions contemplated by them and supersedes all previous negotiations and agreements concerning this transaction.

36.8     COUNTERPARTS

         This Agreement may be executed in any number of counterparts and the counterparts taken together will constitute one Agreement.

36.9     COMPLIANCE WITH LAW

         Lucent must, at its own cost, comply with all Laws and the lawful requirements of any statutory or other competent authority to the extent that they may apply to Lucent, the Equipment or the performance of this Agreement.

36.10    LAW AND JURISDICTION

         (a) This Agreement and each Contract are governed by the laws of Victoria.

         (b) Each party submits to the non-exclusive jurisdiction of the courts of Victoria, and any courts which may hear appeals from those courts in respect of any proceedings in connection with this Agreement.

36.11    ATTORNEYS

         Each attorney who executes this Agreement on behalf of a party declares that the attorney has no notice of the revocation or suspension by the grantor or in any manner of the power of attorney under the authority of which the attorney executes this Agreement and has no notice of the death of the grantor.

36.12    COSTS

         Each party must bear and is responsible for its own costs (including without limitation legal costs) in connection with the negotiation, preparation, execution, completion and carrying into effect of this Agreement or any Contract.

36.13    STAMP DUTY

         Lucent must bear all stamp duty on or in respect of this Agreement and any instrument or transaction contemplated by this Agreement or any Contract.

36.14    ENFORCEMENT OF INDEMNITIES

         (a) It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity conferred by this Agreement or any Contract.

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         (b)      Each indemnity in this Agreement or any Contract is a
                  continuing obligation, separate and independent from the other obligations of the parties and survives termination or expiration of this Agreement or the relevant Contract.

36.15    TO THE EXTENT NOT EXCLUDED BY LAW

         The rights, duties and remedies granted or imposed under the provisions of this Agreement operate to the extent not excluded by Law.

36.16    NOTIFICATION OF CONFLICT OF INTEREST

         If a conflict of interest or risk of conflict of interest arises, Lucent must notify Telstra immediately of that conflict of interest or risk of conflict of interest, including a description of the conflict of interest and how Lucent intends to minimise any affect on Telstra.

EXECUTED as an agreement.

SIGNED for
TELSTRA CORPORATION LIMITED:

/s/ Mark Comer                       /s/ T. Pearson
_________________________            ___________________________________________
Signature of witness                 Signature of authorised representative

MARK COMER                           T. PEARSON
_________________________            ___________________________________________
Name                                 Name

SIGNED for
LUCENT TECHNOLOGIES AUSTRALIA
PTY LIMITED:

/s/ Don Baldwin                      /s/ Bart Vogel
_________________________            ___________________________________________
Signature of witness                 Signature of authorised representative

DON BALDWIN                          BART VOGEL
_________________________            ___________________________________________
Name                                 Name

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